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                          EXHIBIT 10.08

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                        MASTER AGREEMENT


     THIS MASTER AGREEMENT (this "Agreement") is made and entered as of this 30th day of July 1997 (the "Effective Date") and is by and between Authentic Products, Inc., a Nevada corporation ("Authentic Products"), and Gridiron Marketing, LLC, a California limited liability company ("Gridiron Marketing") (collectively the "Parties").


                         R E C I T A L S

     WHEREAS, pursuant to the terms and conditions set forth herein, and in furtherance of that certain letter executed by and between Paul-Son Gaming Supplies, Inc., a Nevada corporation, ("Paul-Son Gaming Supplies") and DeBartolo Entertainment, Limited Liability Company, an Ohio limited liability company ("DeBartolo"), on March 21, 1997 (the "Letter of Intent"), the Parties desire to enter into this Agreement for the purpose of establishing their respective rights and obligations in connection with the development, manufacture and marketing of Commemorative Products (as hereinafter defined);

     WHEREAS, the Parties desire to enter into this Agreement for the purpose of establishing their respective rights and obligations and in connection with the formation of a limited liability company, Brand One Marketing, LLC (the "Company"), organized to pursue the development, manufacture and marketing of Commemorative Products;

     NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants, conditions, undertakings, representations and warranties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby covenant and agree that the Recitals are true and correct and by this reference incorporated herein as if fully set forth, and the Parties further agree as follows:

I.   DEFINITIONS

     In   this  Agreement,  unless  the  context  hereof  clearly
requires a different definition, the following words, phrases, and expressions shall have the respective meanings attributed to them:

     (a) "AGREEMENT" shall mean this Master Agreement dated as of the Effective Date by and between Authentic Products and Gridiron Marketing.

     (b) "AFFILIATE" shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls with respect to voting, or is controlled with respect to voting by, or is under common voting control with, either Authentic Products or Gridiron Marketing.

     (c)   "AUTHENTIC  PRODUCTS" shall mean  Authentic  Products,
Inc., a Nevada corporation and a wholly-owned subsidiary of Paul-
Son Gaming Corporation.

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     (d)   "BOARD  OF  MANAGERS" shall mean the four  (4)  person
board of managers of the Company.

     (e) "BRAND ONE MARKETING ARTICLES" shall mean the Articles of Organization of the Company attached hereto as EXHIBIT B.

     (f)  "BREACH" is defined in Section VI.A. hereof.

     (g) "BUSINESS DAY" shall mean any day other than Saturday, Sunday or any day on which banking institutions in the State of Nevada are authorized or obligated by law or executive order to be closed.

     (h)   "COMMEMORATIVE PRODUCTS" shall mean any and  all  Non-
Gaming Commemorative Playing Cards and Trading Discs containing images or graphics depicting sports franchises, sports logos, famous persons, places or events.

     (i) "COMPANY" shall mean the limited liability company formed under the laws of the State of Nevada in accordance with
Section III.A. hereof.

     (j)  "DEBARTOLO" shall mean DeBartolo Entertainment, Limited
Liability Company, an Ohio limited liability company.

     (k)    "DEMUR,  INC."  shall  mean  DeMur,  Inc.,  an   Ohio
corporation and manager of Gridiron Marketing and of DeBartolo.

     (l) "EFFECTIVE DATE" shall mean the date specified in the first paragraph of this Agreement.

     (m)  "EVENT OF BREACH" is defined in Section VI.C. hereof.

     (n) "FILING DATE" shall mean the date on which the Company was formed.

     (o)   "GRIDIRON  MARKETING" shall mean  Gridiron  Marketing,
LLC, a California limited liability company and a wholly-owned subsidiary of DeBartolo.

     (p)    "INITIAL   CAPITAL  CONTRIBUTION"  shall   mean   the
contribution of $100,000.00 (U.S.) each by Authentic Products and Gridiron Marketing to the Company upon the formation of the Company.

     (q)   "LETTER  OF INTENT" shall mean the letter executed  by
and  between Authentic Products and DeBartolo on March  21,  1996 attached hereto as EXHIBIT A.

     (r) "NON-GAMING COMMEMORATIVE PLAYING CARDS" shall mean playing cards that: (i) contain images or graphics depicting sports franchises, sports logos, famous persons, places or events; and (ii) are marketed to individuals or entities having no gaming operations. Notwithstanding this definition, Non-Gaming Commemorative Playing Cards shall not include: (i) generic non-gaming playing cards; (ii) playing cards containing the logo of Paul-Son; and (iii)

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playing  cards  sold to retail customers, including  casinos,  by
Paul-Son through its own retail outlets unrelated to sports, entertainment or travel industries.

     (s)    "OPERATING  AGREEMENT"  shall  mean   the   Operating
Agreement of the Company attached hereto as EXHIBIT C.

     (t)   "PAUL-SON" shall be a collective reference to Paul-Son
Gaming  Corporation  and  its  wholly-owned  or  majority   owned
subsidiaries.

     (u)   "PAUL-SON  GAMING  CORPORATION"  shall  mean  Paul-Son
Gaming Corporation, a Nevada corporation.

     (v)   "PAUL-SON GAMING SUPPLIES" shall mean Paul-Son  Gaming
Supplies,   Inc.,  a  Nevada  corporation  and   a   wholly-owned
subsidiary of Paul-Son Gaming Corporation.

     (w)  "REMEDY NOTICE" is defined in Section VI.B. hereof.

     (x)    "SAN  FRANCISCO  FORTY-NINERS"  shall  mean  the  San
Francisco Forty-Niners, Ltd., a limited partnership.

     (y) "TERM" shall mean a period of fifty (50) years from the Effective Date.

     (z) "TRADING DISCS" shall mean any and all non-gaming chip-like products that: (i) contain images or graphics depicting sports franchises, sports logos, famous persons, places or events and (ii) lack monetary denominations or markings customary in the gaming industry.

     (aa) "TRANSACTION DOCUMENTS" shall mean this Agreement, the Brand One Marketing Articles, the Operating Agreement and any other related document.

II.  ACKNOWLEDGMENTS OF INTENT

     A.   BUSINESS PURPOSE OF THE COMPANY

     Pursuant to Section III.A. of this Agreement, Authentic Products and Gridiron Marketing shall form the Company for the purposes of developing, marketing and selling Commemorative Products to the sports, entertainment, travel, general retail and other non-gaming markets. It is the intent of the Parties that all opportunities for the marketing and sale of such Commemorative Products (exclusive of the sale of generic non-gaming playing cards, playing cards containing the logo of Paul-Son and playing cards sold to retail customers, including casinos, by Paul-Son through its own retail outlets unrelated to sports, entertainment or travel industries) shall be the exclusive opportunities of the Company and shall be pursued exclusively through and by the Company as described in Section V.C. of this Agreement.

     B.   EXCLUSIVE MARKETING RIGHTS OF THE COMPANY

     For  good  and  valuable consideration, Paul-Son,  Authentic
Products,  DeBartolo,  Gridiron Marketing  and  their  respective
Affiliates shall and hereby grant to the Company the exclusive

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right   to  develop,  market  and  sell  Commemorative  Products,
including Non-Gaming Commemorative Playing Cards, to the  sports,
entertainment,  travel,  general  retail  and  other   non-gaming
markets.    Paul-Son,  Authentic  Products,  DeBartolo,  Gridiron
Marketing  and their respective Affiliates further grant  to  the
Company   the  exclusive  right  to  develop,  market  and   sell
Commemorative  Products  to all markets  outside  of  the  gaming
industry.   The  exclusive rights granted to the  Company  herein
shall   continue  throughout  the  existence  of   the   Company.
Notwithstanding the foregoing, the acknowledgment contained in this Section B shall not extend to the San Francisco Forty-Niners, Ltd., a limited partnership (the "San Francisco Forty-Niners"), to the extent that the San Francisco Forty-Niners are required to comply with the rules, regulations, programs and/or
policies   of  the  National  Football  League  or  are  pursuing
opportunities for football-related merchandise outside the scope of Commemorative Products.

     C.   OPERATIONS OF THE COMPANY

     With respect to the development, marketing and selling of Commemorative Products, each Party acknowledges and understands that the Company shall enter into and comply with a variety of contracts and agreements, including, but not limited to, contracts and agreements for the commission of artwork, the acquisition of rights for the use and reproduction of various images, logos and graphics, the purchase of materials, supplies and finished products from suppliers and manufacturers, the establishment of distribution channels, and the marketing of Commemorative Products.

     D.   RELATED PARTY TRANSACTIONS

     1. ARM'S LENGTH. Each Party agrees that all fees paid to, or goods or services purchased from, entities affiliated or associated with, or related to, any of the Parties hereto shall be at "arm's length" and upon terms and conditions that are no less favorable to the Company than as the same may be obtained from non-affiliated, non-associated or non-related third parties.

     2. PAUL-SON GAMING SUPPLIES. Notwithstanding Section D.1. of this Article II, the Company shall purchase products supplied and manufactured by Paul-Son pursuant to the terms and conditions of the standard purchase agreement and business practices ordinarily used by Paul-Son in the manufacturing and shipping of its products. With respect to the cost of such products, Paul-Son shall charge its cost, as determined by generally accepted accounting principles, under the full absorption method consistent with the methods normally employed by Paul-Son for financial reporting purposes (which is defined as all direct costs of production plus an allocation of fixed production overhead and indirect costs), plus fifteen percent (15%) for handling and overhead. The cost of artwork and its preparation for products produced by Paul-Son will be included in the cost of the product, and the cost for all freight charges with respect to shipping the products will be billed to the Company by Paul-Son.

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III. THE COMPANY

     A.   FORMATION OF THE COMPANY

     Within five (5) Business Days of the Effective Date (the "Filing Date"), Authentic Products and Gridiron Marketing shall form the Company by filing with the Secretary of State of the State of Nevada the Articles of Organization of the Company ("Brand One Marketing Articles"). Effective as of the Filing Date, Authentic Products and Gridiron Marketing shall also execute the Operating Agreement of the Company (the "Operating Agreement"). Authentic Products and Gridiron Marketing shall be the only initial members of the Company.

     B.   CAPITALIZATION OF THE COMPANY

     Pursuant to the terms of the Operating Agreement, Authentic Products and Gridiron Marketing shall each contribute $100,000.00 (U.S.) upon the formation of the Company (the "Initial Capital Contribution"). The Initial Capital Contribution shall represent a fifty percent (50%) ownership interest each of Authentic Products and Gridiron Marketing in the Company. The rules governing additional capital contributions shall be contained in the Operating Agreement.

     C.   PROFITS AND LOSSES

     The allocation of assets-profits and liabilities-losses of the Company shall be governed by the Operating Agreement.

     D.   GOVERNANCE OF THE COMPANY

     Pursuant to the terms of the Operating Agreement, the Company shall be governed by a Board of Managers (the "Board of Managers") consisting of four (4) persons. In accordance with
Article VI of the Operating Agreement, two (2) persons shall be elected by Authentic Products and two (2) persons shall be elected by Gridiron Marketing. The Board of Managers shall appoint such officers and employ such individuals as needed to accomplish the objectives of the Company, including a chief executive officer, and such employees as the chief executive officer, in consultation with the Board of Managers, shall deem necessary.

     E.   TRANSFERS OF INTEREST

     Pursuant to the terms of the Operating Agreement, any transfer of interest of the Company shall be subject to a right of first refusal exercisable by the party that is not proposing the transfer.

IV.  REPRESENTATIONS AND WARRANTIES

     A.   REPRESENTATIONS AND WARRANTIES OF GRIDIRON MARKETING

     1. DUE ORGANIZATION. Gridiron Marketing is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California.

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     2.    AUTHORITY.  The execution, delivery and performance of
each Transaction Document to which it is a party does not violate the articles of organization or the operating agreement of Gridiron Marketing, cause a limitation on its powers, or cause the powers of its directors, officers or managers to be exceeded;

     3. ADVERSE CONTRACTS, ETC. The execution and delivery of this Agreement and the performance by Gridiron Marketing thereunder will not: (a) result in a breach of any terms or conditions of or constitute a default under any statute, written indenture, contract, instrument, agreement, license or lease to which Gridiron Marketing is a party or by which Gridiron Marketing is bound; (b) constitute an event which would permit any party to modify, alter, amend, cancel or otherwise affect or terminate any such indenture, contract, instrument, agreement, license or lease; or (c) interfere with, conflict with or violate any judgment, injunction, decree, order, license or franchise of any court, governmental authority, regulatory commission, board, agency, association or administrative body.

     4. GOOD FAITH. Gridiron Marketing represents and warrants that it will use its good faith efforts to create a market and pursue all marketing opportunities for Commemorative Products.

     5. LITIGATION. There is no litigation, arbitration, claim, governmental or other proceeding (informal or formal), investigation pending or threatened (or any basis therefor known to Gridiron Marketing) against or affecting Gridiron Marketing or its Affiliates which, if determined adversely to Gridiron Marketing, could have an adverse effect on the transactions contemplated by the Transaction Documents or the financial condition or operations of the Company, Authentic Products, Gridiron Marketing and their respective Affiliates.

     6. BREACH. There is no Event of Breach under this Agreement, now existing or hereafter executed, and no event, act or omission has occurred and is continuing which, with applicable notice or the passage of time or either, would constitute an Event of Breach hereunder.

     B.   REPRESENTATIONS AND WARRANTIES OF AUTHENTIC PRODUCTS

     1. DUE INCORPORATION. Authentic Products is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

     2. AUTHORITY. The execution, delivery and performance of each Transaction Document to which it is a party does not violate the articles of incorporation or bylaws of Authentic Products, cause a limitation on its powers, or cause the powers of its directors, officers or managers to be exceeded;

     3. ADVERSE CONTRACTS, ETC. The execution and delivery of this Agreement and the performance by Authentic Products thereunder will not: (a) result in a breach of any terms or conditions of or constitute a default under any statute, written indenture, contract, instrument, agreement, license or lease to which Authentic Products is a party or by which Authentic Products is bound; (b) constitute an event which would permit any party to modify, alter, amend, cancel or otherwise affect or terminate any such indenture, contract, instrument, agreement,

                               -6-
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license or lease; or (c) interfere with, conflict with or violate any judgment, injunction, decree, order, license or franchise of any court, governmental authority, regulatory commission, board, agency, association or administrative body.

     4. GOOD FAITH. Authentic Products represents and warrants that it will use its good faith efforts to create a market and pursue all marketing opportunities for Commemorative Products.

     5. LITIGATION. There is no litigation, arbitration, claim, governmental or other proceeding (informal or formal), investigation pending or threatened (or any basis therefor known to Authentic Products) against or affecting Authentic Products or its Affiliates which, if determined adversely to Authentic Products, could have an adverse effect on the transactions contemplated by the Transaction Documents or the financial condition or operations of the Company, Authentic Products, Gridiron Marketing and their respective Affiliates.

     6. BREACH. There is no Event of Breach under this Agreement, now existing or hereafter executed, and no event, act or omission has occurred and is continuing which, with applicable notice or the passage of time or either, would constitute an Event of Breach hereunder.

V.   UNDERTAKINGS DURING TERM OF AGREEMENT

     A.   GOOD FAITH AND COOPERATION

     Authentic Products and Gridiron Marketing severally warrant, represent and undertake in favor of the other the following:

     1.    PERFORMANCE.   The  Parties will duly  and  punctually
perform all of their respective obligations under the Transaction
Documents;

     2.    DILIGENCE.   The Parties will at all  times  act  with
commercially reasonable diligence to achieve the fruition of the transactions contemplated in the Transaction Documents;

     3. COOPERATION. In all their dealings with all governmental authorities, licensing bodies, administrative agencies and other third parties with jurisdiction over the Company, Authentic Products, Gridiron Marketing or any of their respective Affiliates, the Parties will cooperate with the aforementioned entities and will act in the best interests of the Company except to the extent that the licenses and/or franchises of either Authentic Products or Gridiron Marketing or any of their respective Affiliates are jeopardized; and

     4. GOOD FAITH. The Parties will deal at all times with the other honestly and with the utmost good faith to achieve the commercial objectives of the Company. Notwithstanding this provision, the Parties hereby declare and agree that this undertaking of honesty and good faith does not and shall not create any additional fiduciary relationship between the Parties other than those normally imposed on members of a limited liability company as a matter of law.

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     B.   AUTHORITY AND DUE EXECUTION

     Authentic Products and Gridiron Marketing severally warrant, represent and undertake in favor of the other the following:

     1. ENFORCEABILITY. Each Transaction Document to which it is a party constitutes a valid and legally binding obligation to the Party enforceable in accordance with their respective rights subject to:

          (a)  any statute of limitations;

          (b) any laws of bankruptcy, insolvency, liquidation, reorganization or other laws affecting creditor's rights generally; and

          (c)  any defenses of set-off or counterclaim.

     2. EXECUTION AND DELIVERY. The execution and delivery of each Transaction Document to which it is a party, and the performance of or compliance with its obligations under each Transaction Document to which it is a party does not violate any law or regulation or any material agreement or arrangement to which the Party is a party or which is binding upon it or any of its assets;

     3.    BEST  INTERESTS.   The execution of  each  Transaction
Document to which it is a party is in the best commercial interests of that Party;

     4.     INSOLVENCY.    No  event  involving  insolvency   has
occurred, or, to the knowledge of the Party, could reasonably be expected to occur, in relation to the Party.

     5. PERMISSIONS. Each Party has obtained or effected all material authorizations, approvals, consents, licenses, permits, exemptions, filings, registrations, notifications and other requirements of any state, municipal or federal governmental, judicial, or public authority or body which must be obtained in the jurisdiction of its incorporation and any other jurisdiction before the entry into, or performance of its obligations under, each Transaction Document to which it is a party and all such permissions are in full force and effect and any conditions upon which the permissions were given have been, and will continue to be, complied with.

     6. MAINTENANCE. Each Party will obtain and maintain in full force and effect and comply with the conditions of all permissions which are required after the date of this Agreement and in connection with the performance by it of its obligations under each Transaction Document to which it is a party.

     C.   OPPORTUNITY

     In the event that either Paul-Son, Authentic Products, DeBartolo, Gridiron Marketing or their respective Affiliates are approached with or learn of any marketing or sales opportunity for the development, manufacturing and marketing of Commemorative Products or for the development, manufacturing and marketing of Non-Gaming Commemorative Playing Cards to

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customers  within the gaming industry, the relevant  party  shall immediately refer the opportunity to the chief executive officer or other appropriate officer of the Company and a report thereof will be made to the Board of Managers. Only upon the affirmative resolution by the Board of Managers that such opportunity is not in the best interests of the Company may the relevant party
pursue  the  opportunity  outside the Company.   The  undertaking
agreed upon by Paul-Son, Authentic Products, DeBartolo, Gridiron Marketing or their respective Affiliates in this Section C shall not extend to the San Francisco Forty-Niners to the extent that the San Francisco Forty-Niners are required to comply with the rules, regulations, programs and/or policies of the National Football League or are pursuing opportunities for football-related merchandise outside the scope of Commemorative Products.

     D.   CONFIDENTIALITY

     Authentic Products, Gridiron Marketing and their respective Affiliates hereby warrant, covenant and agree that it shall hold in strictest confidence, and shall not at any time or in any manner, either directly or indirectly, divulge, disclose, copy or communicate to any person, firm or corporation, any proprietary or confidential information concerning any matter affecting or relating to the business of the Company. The warranties, covenants and agreements set forth in this Section IV.D. shall not expire for any reason, shall survive the expiration or termination of this Agreement and shall be binding upon each party without regard to the passage of time or other events. Notwithstanding the foregoing, this section shall not apply to any disclosure required or deemed necessary by either party pursuant to any federal, state or local law, and/or the rules or regulations promulgated thereunder, to which either party is subject.

     E.   EXCLUSIVITY

     1. EXCLUSIVITY OF PAUL-SON GAMING SUPPLIES. Paul-Son Gaming Supplies shall be the exclusive manufacturer and supplier of all products developed, manufactured and marketed by the Company during the Term of this Agreement. To the extent that Paul-Son cannot supply the desired products to the Company, the Board of Managers shall select the appropriate party from which to purchase the products.

     2. EXCLUSIVITY OF THE COMPANY. The Company shall have the exclusive right to market all Commemorative Products developed, manufactured and marketed by the Company during the Term of this Agreement.

     F.   COMPLIANCE WITH GOVERNING LAWS

     1. GENERALLY. Authentic Products, Gridiron Marketing and their respective Affiliates each agree to comply with all federal, state and local laws, ordinances, rules and regulations (including those of any foreign country) in connection with the Company and the performance of all of their respective obligations under the Transaction Documents.

     2. GAMING AUTHORITIES. Authentic Products, Gridiron Marketing and their respective Affiliates understand and acknowledge that the Parties and their respective Affiliates are subject to various gaming, licensing and regulatory authorities. Authentic Products and Gridiron Marketing shall not take any action or fail to act if it would adversely effect or jeopardize each Party's or each Party's Affiliate's gaming or other licenses in any jurisdiction. Authentic Products and Gridiron Marketing agree that any breach of this covenant would not be adequately compensible in damages and agrees that, in the event of any breach by either party of this covenant, the non-breaching party shall, in addition to any claim for damages for breach of covenant to which they may be entitled, be authorized and entitled to seek and obtain equitable relief by way of injunction or otherwise in a court of competent jurisdiction. Authentic Products and Gridiron Marketing have adopted certain regulatory compliance policies and each party agrees to provide to the other party such documentation, information and assurances regarding himself and any employees, brokers, agents and others that may be necessary for the requesting party to comply with its regulatory compliance policies.

     G.   INTELLECTUAL PROPERTY RIGHTS

     1. INTELLECTUAL PROPERTY OF THE COMPANY. All intellectual property developed and created by the Company, including, but not limited to, trademarks, trade names, copyrights or licensing rights, shall be the property of the Company.

     2. INTELLECTUAL PROPERTY OF PAUL-SON AND GRIDIRON MARKETING. All intellectual property previously owned by either Paul-Son, Gridiron Marketing and their respective Affiliates, including, but not limited to, manufacturing formulas, patents, licensing rights, franchise rights or any other intellectual property right, shall not become the intellectual property of the Company and shall remain the property of the individual parties.

     H.   TAX AND STRUCTURE

     Authentic Products and Gridiron Marketing agree, in good faith, to seek to resolve and minimize the tax consequences of the structure and timing of the transactions contemplated herein.

     I.   PRESS RELEASES

     Press Releases of Authentic Products, Gridiron Marketing and their Affiliates concerning the Company shall be submitted to the chief executive officer of the Company for approval. Notwithstanding the foregoing, this section shall not apply to any disclosure required or deemed necessary by either party pursuant to any federal, state or local law, and/or the rules or regulations promulgated thereunder, to which either party is subject.

VI.  BREACH AND CURE PERIODS

     A.   BREACH

     Authentic Products and Gridiron Marketing agree that any one or more of the following shall constitute a breach ("Breach") under this Agreement:

     1. if any Party commits any breach of any representation, warranty or covenant of this Agreement or any Transaction
Document;

     2. if a Party shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future federal bankruptcy act or code or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent or shall make an assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts generally as they become due;

     3. if a petition or answer proposing the adjudication of a Party hereto as a bankrupt or its reorganization under any present or future federal bankruptcy act or code or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within ninety (90) days after the filing thereof;

     4. if a receiver, trustee or liquidator shall be appointed in any proceeding brought against a Party and shall not be discharged within ninety (90) days after such appointment, or if a Party shall consent to or acquiesce in such appointment;

     B.   NOTICE OF BREACH

     Upon a Breach, a nonbreaching Party shall have the right to give a notice (a "Remedy Notice") to the breaching Party requiring the remedy of the Breach, and the breaching Party shall have a period of thirty (30) days to cure the Breach. If the Breach cannot be cured within said thirty (30) day period by the exercise of reasonable diligence, the period to cure the Breach shall continue as long as the Party takes all steps that are practical under the circumstances to begin the cure and diligently prosecutes the cure to completion.

     C.   RIGHTS AND REMEDIES UPON BREACH

     If a Breach is not cured pursuant to Section VI.B. above, then an Event of Breach shall occur. Upon the occurrence of an Event of Breach, the nonbreaching Party shall be entitled to:

     1. terminate the Agreement pursuant to Section VII of this Agreement; or

     2. cure the Breach. If the nonbreaching Party cures the Breach, the breaching Party shall reimburse the nonbreaching Party for its expenses in curing such Breach. The nonbreaching Party shall be entitled to interest at ten percent (10%) on its expenses in curing the Breach. Interest shall be payable from the dates on which the nonbreaching Party shall have incurred the applicable expenses to the date of reimbursement.

VII. TERMINATION OF THIS AGREEMENT

     This Agreement shall terminate upon the occurrence of any one of the following:

     1. upon an uncured breach pursuant to Section VI of this Agreement.

     2. upon the written notice from a court of appropriate jurisdiction, gaming authority, governmental authority, administrative agency, the National Football League, or any other major licensing body, wherein this Agreement jeopardizes the licenses or franchises of either Authentic Products, Gridiron Marketing or their respective Affiliates, provided that Authentic Products,

Gridiron Marketing and their respective Affiliates have used their good faith efforts to cure the subject matter of such written notice within the applicable time period;

     3.   upon the dissolution of the Company; or

     4.   upon expiration of the Term.

VIII.     REMEDIES UPON TERMINATION

     Upon a termination of this Agreement pursuant to Section VII of this Agreement, the nonbreaching Party shall be entitled to exercise all remedies available to such party, whether at law or in equity, and shall be entitled to dissolve the Company (in accordance with the respective terms and provisions of the Operating Agreement).

IX.  ARBITRATION

      Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. A single arbitrator chosen by the parties to the dispute shall render the award and, should such parties be unable to choose an arbitrator, each party shall appoint an arbitrator who in turn together shall select a third arbitrator to render the award. Any award rendered pursuant to this Section IX shall be binding upon the parties and shall not be subject to appeal in any forum or court of law. Judgment upon the award may be entered in any court having jurisdiction thereof.

X.   NOTICES

     All notices required or permitted to be given hereunder shall be in writing and shall be deemed given (i) when delivered in person, (ii) when sent by facsimile transmission and followed by regular mail, (iii) the next Business Day when delivered by a regularly scheduled overnight express carrier, and (iv) upon the expiration of five (5) Business Days when mailed by certified or registered mail, return receipt requested, to the applicable Party at the following addresses:

        TO:        Tucker DiEdwardo - Chief Executive Officer
                   Brand One Marketing, LLC
                   1700 S. Industrial Road
                   Las Vegas, Nevada  89102
                   Phone:  702-384-2425
                   Fax:  702-384-1965

        TO:        Edward W. Muransky - President of DeMur, Inc.
                   Gridiron Marketing, LLC
                   999 Baker Way
                   Suite 420
                   San Mateo, California  94404
                   Phone:  415-286-9600
                   Fax:  415-286-9636

        COPY TO:   Steven Kay, Esq.
                   Kay & Merkle
                   100 The Embarcadero Penthouse
                   San Francisco, California  94105
                   Phone:  415-357-1200
                   Fax:  415-512-9277

        TO:        Eric P. Endy - President and Director
                   Authentic Products, Inc.
                   1700 S. Industrial Road
                   Las Vegas, Nevada  89102
                   Phone:  702-384-2425
                   Fax:  702-384-1965

        COPY TO:   Laurence A. Speiser, Esq.
                   1700 S. Industrial Road
                   Las Vegas, Nevada 89102
                   Phone:  702-384-2425
                   Fax:  702-384-1965

XI.  ADDITIONAL PROVISIONS

     A.   MERGER AND MODIFICATION

     Each Party agrees that this Agreement contains and/or incorporates the entire Agreement of the Parties hereto with respect to the subject matter hereof and none of the Parties shall be bound by anything not expressed in this writing, including without limitation the Letter of Intent. No alteration or other modification of this Agreement shall be effective unless such alteration or modification shall be in writing and signed by the Parties hereto.

     B.   INCORPORATION  BY REFERENCE OF RECITALS,  EXHIBITS  AND
          SCHEDULES

     Each Party agrees that the Recitals, Exhibits and Schedules referenced or specified herein are incorporated herein by this reference as if fully set forth.

     C.   HEADINGS

     Each Party agrees that the subject headings of the Sections and Subsections of this Agreement are included only for purposes of convenience of reference, and shall not affect the construction or interpretation of any of the provisions hereof.

     D.   ATTORNEYS' FEES

     In the event that any action is filed in relation to this Agreement, the unsuccessful Party to such action shall pay to the successful Party, in addition to all other sums that either Party may be called upon to pay, the successful Party's reasonable attorneys' fees and costs incurred in connection with such action.

     E.   NONWAIVER

     Each Party agrees that this no provision of this Agreement or the right to receive reasonable performance of any act called for by the terms hereof shall be deemed waived by a waiver of the breach thereof as to any particular transaction or occurrence. Any purported waiver shall not be valid unless it is in writing and signed by the Party to be charged thereby, and then, only to the extent set forth in such writing.

     F.   BINDING EFFECT

     Each Party agrees that this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, predecessors, parents, affiliates, subsidiaries, divisions, officers, directors, shareholders, employees, advisors, consultants, insurers, attorneys, heirs, executors, administrators and any persons claiming rights by, through or under them.

     G.   NEUTRAL INTERPRETATION

     Each Party agrees that the provisions contained herein shall not be construed in favor of or against any party because that party or its counsel drafted this Agreement, but shall be construed as if all parties prepared this Agreement, and any rules of construction to the contrary are hereby specifically waived. The terms of this Agreement were negotiated at arm's length by the parties hereto and their respective designated attorneys.

     H.   TIME OF THE ESSENCE

     Each Party agrees that time will be of the essence with respect to all time periods set forth in the Transaction Documents and any other document or agreement executed by the Parties hereto (or any of them) in connection with the development, manufacturing and marketing of Commemorative Products.

     I.   FORUM SELECTION AND CHOICE OF LAW

     Each Party agrees that this Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada. Any action or proceeding commenced as a result of this

Agreement shall be filed in a court in the State of Nevada which court shall have the sole and exclusive jurisdiction over any matter brought under, or by reason of, this Agreement.

     J.   GOOD FAITH EFFORTS

     Should  any Party to the Transaction Documents be unable  to deliver to the other Party hereto and thereto the documents or information required by such Party to be so delivered pursuant to the terms and provisions of the Transaction Documents, the Party shall make every reasonable effort to expeditiously, in good faith, achieve a fair, mutually-satisfactory practical solution in light of the facts and circumstances of a Party's inability to deliver the required documentation or information in order for the timely development of Commemorative Products prior to terminating the Transaction Documents.

     K.   PARTIAL INVALIDITY

     Each Party agrees that if any term, condition, covenant, or provision of this Agreement, or any application thereof, shall be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provision, covenants, and conditions of this Agreement and applications thereof not held invalid, void or unenforceable shall continue in full force and effect, unless the essence of the Agreement is thereby destroyed, and shall in no way be affected, impaired or invalidated thereby, unless the essence of the Agreement is thereby destroyed.

     L.   CONSTRUCTION

     Each Party agrees that all provisions of this Agreement shall be deemed and construed to be conditions as well as covenants as though in words specifically expressing or importing covenants and conditions for use in each separate provision hereof. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning, and not strictly for or against any Party. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the Party causing the same to be drafted.

     M.   COUNTERPARTS

     Each Party agrees that this Agreement may be executed in two or more counterparts and shall be deemed to have become effective when and only when all Parties hereto have executed this Agreement, although it shall not be necessary that any single counterpart be signed by or on behalf of each of the Parties hereto, and all such counterparts shall be deemed to constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

AUTHENTIC PRODUCTS, INC.,
a Nevada corporation

      /s/ Paul S. Endy, Jr.
By:   Paul S. Endy, Jr.
Its:  Chief Executive Officer and Chairman
      of the Board


Gridiron Marketing, LLC,
a California limited liability company

      /s/ Edward W. Muransky
By:   Edward W. Muransky
Its:  President of DeMur, Inc., an Ohio
      corporation


     IN WITNESS WHEREOF, for good and valuable consideration, the undersigned execute this Agreement only for the purposes of acknowledging and accepting the provisions of Section II.B. and
Section V.C. of this Agreement.

DEBARTOLO ENTERTAINMENT, LIMITED LIABILITY COMPANY, an Ohio limited liability company

       /s/ Edward W. Muransky
By:    Edward W. Muransky
Its:   President of DeMur, Inc., an Ohio
       corporation


PAUL-SON GAMING CORPORATION,
a Nevada corporation

       /s/ Paul S. Endy, Jr.
By:    Paul S. Endy, Jr.
Its:   Chief Executive Officer and
       Chairman of the Board

                            EXHIBIT A

                        LETTER OF INTENT

[PAUL-SON GAMING SUPPLIES, INC. LETTERHEAD]

March 18, 1997

Ed W. Muransky, President
DeBartolo Entertainment
999 Baker Way, Suite 420
San Mateo, CA 94404

Dear Ed:

This letter will set forth the basic terms of our agreement for the marketing of "Trading Discs" and commemorative playing cards pursuant to our meeting on Wednesday afternoon, January 29, 1997:

     1. Paul-Son Gaming Supplies, Inc. (herein after referred to as "Paul-Son") or it's nominee and DeBartolo Entertainment LL.C. (herein after referred to as "DeBartolo") or it's nominee shall join in a business venture in a newly formed company (herein after for purposes of this agreement referred to as "The Trading Disc Company"). Both parties will use their good faith efforts to create a market for, and pursue all marketing opportunities for "Trading discs" and commemorative playing cards outside the gaming industry. Based on our meeting on January 29, it has been preliminarily decided that the form of such entity shall be a Limited Liability Company, however Paul-Son and DeBartolo agree that they shall work together to determine to use whatever form of entity as shall be most advantageous to both. In addition to the formation of the entity, the parties agree that they shall enter into an operating agreement (herein after referred to as "The Agreement") which shall fully document the final agreement between the parties.

     2. Paul-Son and DeBartolo shall each share as equal 50%
     partners in The Trading Disc Company with a 50%-50% ownership of the assets and profits and a 50%-50% sharing of liabilities and losses.

     3. The name of the new entity shall be as determined by agreement of both parties.

     4. Paul-Son and DeBartolo shall each make an initial capital contribution of $100,000 each to capitalize The Trading Disc Company. Additional capital contributions, if needed, shall be provided equally by both companies in the amount(s) and times needed as determined by The Trading Disc Company's Board of Directors. Should either party be unwilling or unable to provide it's share of any additional capital required, the parties shall resolve such situation as agreed upon in "The Agreement".

     5. The Trading Disc Company shall be governed by a Board of Directors which Paul-Son would recommend be comprised of eight (8) members, four of which shall be appointed by DeBartolo and four (4) of which shall be appointed by Paul-Son. This would allow for sufficient expertise from both companies to be represented on the Board. Any deadlock in voting by the Board shall be resolved by tie-breaking provisions to be agreed upon in "The Agreement". The Trading Disc Company's Board of Directors shall appoint such officers and employ such individuals as needed to accomplish the objectives of the venture. It is anticipated that the initial Company will employ a CEO and two or three employees.

     6. The term of the venture shall be as determined by mutual agreement of Paul-Son and DeBartolo as well as the provisions for termination of the venture. Conditions and terms under which the venture shall be terminated shall be as reflected in "The Agreement". Upon termination of the venture The Trading Disc Company shall be liquidated, with both parties receiving an equal 50% share of the liquidation proceeds after payment of all outstanding liabilities. It is recommended that any intellectual property or other assets owned by the venture that are not converted to cash upon termination, shall be subject to the "first right of refusal" or other dispute resolution provisions of the buy-sell agreement contained in "The Agreement" related to the interests of the parties in the venture, or shall remain as owned S0%-50% by both parties, with any later proceeds, whether from sale, rental, licensing, or other source, to be divided equally between the parties.

     It is recommended that the termination provisions to be agreed upon include a provision that the venture be terminated immediately upon written notice from any gaming or governmental authority of competent jurisdiction, the NFL or other major licensing body, wherein this agreement jeopardizes the licenses or franchises of either Paul-Son or DeBartolo. Should any such notice be received by either party, and provide for a cure of the stated item, information or situation which jeopardizes the licenses or franchises of either Paul-Son or DeBartolo within a set period of time, the venture shall not be terminated until both parties have exhausted their good faith efforts to cure such item, information or situation within the time allowed.

     7. Throughout the term of the venture, Paul-Son or it's nominee shall be the exclusive manufacturer and supplier of all products marketed by The Trading Disc Company. It is recommended that any products marketed by the Company which cannot be supplied by Paul-Son be purchased from mutually agreed upon vendors. Paul-son shall charge to The Trading Disc Company, for any products supplied by Paul-Son, it's cost, as determined by generally accepted accounting principles under the full absorption method consistent with the methods normally employed by Paul-Son for financial reporting purposes (which is defined as all direct costs of production plus an allocation of fixed production overhead and indirect costs), plus 15% for handling and overhead. All artwork, preparation and freight charges shall be borne by The Trading Disc Company.

     8. Paul-Son shall grant to The Trading Disc Company the exclusive right to market it's non-gaming chip-like products during the term of this agreement to all markets outside the gaming industry. Paul-Son shall also grant to The Trading Disc Company the exclusive right to market non-gaming commemorative playing cards to the sports, entertainment, and travel industries and certain retail markets. Non-gaming commemorative playing cards shall be defined as any playing cards marketed with images or graphics depicting sports franchises, famous persons, places or events to customers who have no gaming operations. All of the following shall not be deemed non-gaming commemorative playing cards and shall remain the sole business opportunities of Paul-Son:

               - Generic non-gaming playing cards.

               - Paul-Son logo playing cards (i.e. "Paul-Son
                 Brand" cards similar to those sold by Paul-Son's competitors "Bee", "Bicycle", "Hoyle" and others, which are sold through mass market retail outlets).

               - Cards sold to retail customers by Paul-Son
                 through it's own retail outlets which are not related to the sports, entertainment or travel industries.

     Notwithstanding the foregoing, the parties agree that should the Trading Disc Company learn of, or develop any opportunity for the sale of non-gaming commemorative cards to customers within the gaming industry, the parties will decide in good faith as to whether those particular sales should be sold through the Trading Disc Company or directly by Paul-Son.

     In addition, should either party be approached, or learn of any sales opportunity for marketing of the Company's products outside the gaming industry, it shall first refer that opportunity to The Trading Disc Company. Should the joint management of The Trading Disc Company determine that it is not in the best interests of the venture to pursue such opportunity, then either party shall have the right to pursue such opportunity on it's own.

     9. Any entity formed or incorporated under this agreement shall be formed or incorporated under the laws of the State where it would be most advantageous to the venture and the parties. Location of the Company's office(s) shall be as determined by the parties by joint agreement.

     10. It is recommended that the books and records of the Trading Disc Company be maintained at the direction of Paul-Son, with both parties having complete access to inspect, photocopy or use such books and records as necessary at any time.

     11. It is recommended that all intellectual property developed pursuant to this agreement by the venture such as trademarks, trade names, copyrights or licensing rights be the property of The Trading Disc Company. All intellectual property previously owned by Paul-Son or DeBartolo prior to the date of this agreement including manufacturing formulas, patents, licensing rights, franchise rights or any other property rights shall remain the property of the individual parties.

     12. It is recommended that the parties enter into a buy-sell agreement regarding their interests in the venture upon terms and conditions to be agreed upon later in "The
     Agreement" including provisions for "first rights of refusal" and resolution of disputes between the parties.

     13. Both parties agree that they will cooperate fully with terms, provisions, audits or investigations of any gaming licensing or other governmental authorities, the NFL or other licensing or franchising body affecting or regulating the business(es) of The Trading Disc Company, Paul-Son and it's affiliates, or DeBartolo or it's affiliates.

     14. Both parties agree that the terms of this agreement and all information obtained in connection with the formation and operation of The Trading Disc Company shall be deemed confidential, and that neither party shall disclose any information regarding the Trading Disc Company, DeBartolo and/or it's affiliates and Paul-Son and/or it's affiliates except to employees and others on a "need to know" basis without the prior written consent of the other party, and may require that confidentiality agreements be executed with those employees and others restricting their disclosure of any information obtained. Specifically, the parties agree that any press releases regarding The Trading Disc Company shall be approved by the other party prior to issuance. Further provisions of this confidentiality clause shall be as documented in "The Agreement". Notwithstanding the foregoing, this provision shell not apply to any disclosure required or deemed necessary by either party pursuant to any federal, state or local law, and/or the rules or regulations promulgated thereunder, to which either party is subject.

     15. This letter of agreement shall be binding upon both parties, and both parties shall use their good faith efforts to execute any and all documents necessary to effectuate the terms of this agreement including the operating agreement and the entity formation documents within 30 days from the execution of this letter of agreement. Both parties agree to negotiate in good faith any and all other issues or provisions not addressed herein Should the parties fail to execute all required documents within 30 days, this agreement shall not terminate, but shall continue in full force and effect with both parties working diligently to complete and execute any remaining documentation unless notified in writing by the other party of it's intent to terminate this agreement.

If these terms are acceptable to you and set forth the basic terms of our agreement as discussed on January 29. 1997 and in subsequent telephone conversations, please sign at the bottom of this letter in the space provided below.

Yours sincerely,

/s/ Kirk Scherer C.P.A.
Kirk Scherer, C.P.A
Chief Financial Officer

Accepted and agreed to this 21st day of March, 1997.

     By /s/ Paul S. Endy               By /s/ Ed Muransky
     Its CEO                           Its President
     Paul-son Gaming Supplies, Inc.    DeBartolo Entertainment, Inc.

                            EXHIBIT B

                  BRAND ONE MARKETING ARTICLES

                    ARTICLES OF ORGANIZATION

                               OF

                    BRAND ONE MARKETING, LLC

               A NEVADA LIMITED LIABILITY COMPANY


      I, the undersigned, pursuant to the Nevada Revised Statutes governing limited liability companies, hereby adopt the following
Articles of Organization for a limited liability company:


                            ARTICLE I
                              NAME

     The name of the limited liability company is:

                    Brand One Marketing, LLC.


                           ARTICLE II
                            DURATION

      The  latest date upon which Brand One Marketing,  LLC  (the
"Company") will dissolve shall be December 31, 2047.


                           ARTICLE III
                         RESIDENT AGENT

      The name and business address of the resident agent of this Company is:

                    Kummer Kaempfer Bonner & Renshaw
                    3800 Howard Hughes Parkway
                    Seventh Floor
                    Las Vegas, Nevada  89109


                           ARTICLE IV
                          CONTINUATION

       Upon the death, retirement, resignation, expulsion, bankruptcy or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member in this Company, not less than a majority in interest of the remaining members may agree to continue the business of this Company as provided in the Operating Agreement.


                            ARTICLE V
                           MANAGEMENT

     This Company shall be managed by a manager or managers. The following managers shall serve until the first annual meeting of members or until their successors are elected and qualified:

     NAME                          ADDRESS

     Edward J. DeBartolo, Jr.      999 Baker Way
                                   Suite 420
                                   San Mateo, California  94404

     Paul S. Endy, Jr.             1700 S. Industrial Road
                                   Las Vegas, Nevada  89102

     Edward W. Muransky            999 Baker Way
                                   Suite 420
                                   San Mateo, California  94404

     Martin S. Winick              1700 S. Industrial Road
                                   Las Vegas, Nevada  89102



                           ARTICLE VI
                            ORGANIZER

      The name and business address of the organizer of this Company is Kimberly Schroeder of Kummer Kaempfer Bonner &
Renshaw,  3800 Howard Hughes Parkway, Seventh Floor,  Las  Vegas,
Nevada 89109.


                           ARTICLE VII
                            INDEMNITY

      SECTION 7.01 RIGHT TO INDEMNITY. Every person who was or is a party, or is threatened to be made party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a manager or member of this Company, or is or was serving at the request of this Company as a manager of another limited liability company, or as a director, officer or representative in a corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such managers, members or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any operating agreement or other agreement, vote of members, provision of law, or otherwise, as well as their rights under this Article.

      SECTION 7.02 EXPENSES ADVANCED. Expenses of managers and members incurred in defending a civil or criminal action, suit or proceeding by reason of any act or omission of such managers or members acting as a manager or member shall be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of any undertaking by or on behalf of the manager or member to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company.

      SECTION 7.03 OPERATING AGREEMENT; INSURANCE. Without limiting the application of the foregoing, the members may adopt a provision in the Operating Agreement from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause this Company to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a manager or member of this Company as a member or manager of another limited liability company, or as its representative in a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, to the fullest extent permitted by the laws of the State of Nevada, whether or not this Company would have the power to indemnify such person.

      The indemnification and advancement of expenses provided in this Article shall continue for a person who has ceased to be a member, manager, employee or agent, and inures to the benefit of the heirs, executors and administrators of such a person.

                          ARTICLE VIII
                     RETURN OF CONTRIBUTIONS

      A member may only demand cash in return for his or its contribution to capital, but the Company may require a member to accept cash, property, promissory notes or any combination thereof in return for the member's contribution to capital.

      IN WITNESS WHEREOF, I have hereunto set my hand this 31st day of July 1997.


                              /s/ Kimberly Schroeder
                              Kimberly Schroeder, Organizer





STATE OF NEVADA
                 ss.
COUNTY OF CLARK

      This instrument was acknowledged before me on the 31st day of July 1997 by Kimberly Schroeder.

                              /s/ Carolyn D. Jackson
                              NOTARY PUBLIC in and for said
                              County and State

                   CERTIFICATE OF ACCEPTANCE
                OF APPOINTMENT BY RESIDENT AGENT


IN THE MATTER OF BRAND ONE MARKETING, LLC:

     Kummer Kaempfer Bonner & Renshaw does hereby certify that on the  31st  day  of  July  1997, it accepted  the  appointment  as

Resident Agent of the above-entitled limited-liability company in accordance with Section 86.231 of the Nevada Revised Statutes.

      Furthermore,  that the registered office in  the  State  of

Nevada  is located at 3800 Howard Hughes Parkway, Seventh  Floor,

Las Vegas, Nevada  89109

      IN  WITNESS WHEREOF, I have hereunto set my hand this  31st day of July, 1997.

                         Kummer Kaempfer Bonner & Renshaw


                         By:  /s/ Sherwood N. Cook
                              Sherwood N. Cook, Attorney

                            EXHIBIT C

                       OPERATING AGREEMENT

                       OPERATING AGREEMENT

                               OF

                    BRAND ONE MARKETING, LLC

               A NEVADA LIMITED LIABILITY COMPANY

                       OPERATING AGREEMENT
                               OF
                    BRAND ONE MARKETING, LLC
               A NEVADA LIMITED LIABILITY COMPANY

                        TABLE OF CONTENTS

                                                             PAGE
ARTICLE I. OFFICES..............................................1
     SECTION A. PRINCIPAL OFFICE................................1

ARTICLE II. PURPOSE.............................................1
     SECTION A. PURPOSE.........................................1

ARTICLE III. CAPITAL............................................1
     SECTION A. INITIAL CAPITAL.................................1
     SECTION B. CAPITAL ACCOUNTS................................1
     SECTION C. FEDERAL INCOME TAX ELECTIONS....................3
     SECTION D. MEMBER INTEREST OR MEMBERSHIP INTEREST..........3
     SECTION E. INTEREST........................................3
     SECTION F. REQUIRED ADDITIONAL CAPITAL CONTRIBUTIONS.......3

ARTICLE IV. MEMBERS.............................................4
     SECTION A. POWERS..........................................4
     SECTION B. SALARIES TO MEMBERS.............................4
     SECTION C. PURCHASES FROM MEMBERS..........................4
     SECTION D. OTHER VENTURES - LICENSING......................5
     SECTION E. GENERAL RESTRICTIONS............................5
     SECTION F. ACTION BY THE MEMBERS; MEETINGS; QUORUM;
                MAJORITY........................................6
     SECTION G. ACTION BY WRITTEN CONSENT.......................6
     SECTION H. PLACE OF MEETINGS OF MEMBERS....................6
     SECTION I. ANNUAL MEETINGS.................................6
     SECTION J. ANNUAL MEETINGS: NOTICE.........................6
     SECTION K. SPECIAL MEETINGS................................7
     SECTION L. WAIVER OF NOTICE................................7
     SECTION M. ADJOURNED MEETINGS AND NOTICE THEREOF...........7

     SECTION N. DELEGATION OF AUTHORITY TO MEMBERS AND MANAGERS.7
     SECTION O. ADMISSION OF NEW MEMBERS........................7
     SECTION P. MEMBER LOANS....................................8
     SECTION Q. MAJOR DECISIONS; DEADLOCK; EVENT OF DEADLOCK....8
     SECTION R. BUY-SELL PROVISION; NOTICE......................8

ARTICLE V. TRANSFER OF MEMBERS' INTERESTS.......................9
     SECTION A. TRANSFER OF MEMBERS' INTERESTS..................9
     SECTION B. NO TRANSFER PERMITTED UNDER CERTAIN
                CIRCUMSTANCES..................................10
     SECTION C. RIGHT OF FIRST REFUSAL.........................10
     SECTION D. AUTHORITY OF THE COMPANY TO PURCHASE INTEREST..14 SECTION E. REPRESENTATIONS AND WARRANTIES OF THE MEMBERS..14
     SECTION F. TRANSFEREE'S MEMBER INTEREST...................14
     SECTION G. SURVIVAL OF THE COMPANY........................14

ARTICLE VI. BOARD OF MANAGERS..................................15
     SECTION A. ELECTION, REMOVAL, RESIGNATION AND VACANCIES...15 SECTION B. ACTIONS BY THE BOARD OF MANAGERS; MEETINGS;
                QUORUM; WRITTEN CONSENT........................15
     SECTION C. MANAGERS' POWERS...............................16
     SECTION D. BANK ACCOUNTS..................................16
     SECTION E. OFFICERS.......................................16

ARTICLE VII. PROFITS AND LOSSES................................18
     SECTION A. NET PROFITS AND LOSSES.........................18
     SECTION B. ALLOCATIONS OF DEDUCTIONS......................18
     SECTION C. SPECIAL ALLOCATIONS............................18
     SECTION D. CURATIVE ALLOCATIONS...........................19
     SECTION E. FEDERAL INCOME TAX.............................20

ARTICLE VIII. DISTRIBUTIONS....................................20
     SECTION A. OPERATING DISTRIBUTIONS........................20
     SECTION B. PAYMENT OF MEMBER LOANS........................20
     SECTION C. DISTRIBUTION ON DISSOLUTION AND LIQUIDATION....20

ARTICLE IX. ACCOUNTING AND RECORDS.............................21
     SECTION A. RECORDS AND ACCOUNTING.........................21
     SECTION B. ACCESS TO ACCOUNTING RECORDS...................21
     SECTION C. ANNUAL TAX INFORMATION.........................21

ARTICLE X. TERM................................................21
     SECTION A. TERM...........................................21

ARTICLE XI. DISSOLUTION OF THE COMPANY AND TERMINATION OF A
            MEMBER'S INTEREST..................................21
     SECTION A. DISSOLUTION....................................21
     SECTION B. DEATH OF A MEMBER; CONTINUATION................21
     SECTION C. OPTION TO PURCHASE DECEASED MEMBER'S INTEREST..22
     SECTION D. BANKRUPTCY, INSOLVENCY OR DISSOLUTION..........22

ARTICLE XII. TRUST MEMBERS.....................................23
     SECTION A. TRUSTEE LIABILITY..............................23
     SECTION B. STATUS OF SUCCESSOR TRUSTEES AS MEMBERS........23

ARTICLE XIII. INDEMNIFICATION..................................24
     SECTION A. INDEMNITY......................................24
     SECTION B. INDEMNITY FOR ACTIONS BY OR IN THE RIGHT OF
                THE COMPANY....................................24
     SECTION C. INDEMNITY IF SUCCESSFUL........................24
     SECTION D. EXPENSES.......................................25
     SECTION E. ADVANCE PAYMENT OF EXPENSES....................25
     SECTION F. OTHER ARRANGEMENTS NOT EXCLUDED................25

ARTICLE XIV. MISCELLANEOUS PROVISIONS..........................26
     SECTION A. COMPLETE AGREEMENT.............................26
     SECTION B. AMENDMENTS.....................................26
     SECTION C. APPLICABLE LAW.................................26
     SECTION D. HEADINGS.......................................26
     SECTION E. SEVERABILITY...................................26
     SECTION F. EXPENSES.......................................27
     SECTION G. HEIRS, SUCCESSORS AND ASSIGNS..................27
     SECTION H. EXECUTION......................................27

 SCHEDULE A....................................................28

                       OPERATING AGREEMENT
                               OF
                    BRAND ONE MARKETING, LLC
               A NEVADA LIMITED LIABILITY COMPANY

     This Operating Agreement is made and entered into as of the 4th of August 1997, by and between the undersigned Members of BRAND ONE MARKETING, LLC.

                     ARTICLE I.     OFFICES

Section A.     PRINCIPAL OFFICE

     The principal office of BRAND ONE MARKETING, LLC (the "Company") in the State of Nevada shall be 1700 South Industrial Road, Las Vegas, Nevada 89102. The Members may change said principal office at any time from one location to another in the State of Nevada or elsewhere.

                     ARTICLE II.    PURPOSE

Section A.     PURPOSE

     The purpose of the Company shall be as set forth in the Master Agreement dated as of July 30, 1997, by and between the Members hereof (the "Master Agreement"). Any business beyond the business described therein shall require the unanimous written consent of the Members.

                     ARTICLE III.   CAPITAL

Section A.     INITIAL CAPITAL

     The initial capital of the Company shall be the sums of cash or the agreed fair market value of the property or services (or combination of cash, property and services) contributed to the Company by the Members in such amounts or value as are set out opposite the name of each of the Members on Schedule A attached hereto and incorporated herein by this reference which shall be amended from time to time by the Board of Managers (as hereinafter defined) to reflect a current list of the names and addresses of each current member. In the event that property is contributed by a member as a capital contribution, such property shall be free and clear of all liens and other interests except as may otherwise be agreed in writing by all members.

Section B.     CAPITAL ACCOUNTS

     Capital Accounts shall be established on the Company's books representing the Members' respective capital contributions to the Company. The term "Capital Account" shall mean the capital account maintained for such Member in accordance with the following provisions:

     1.   Each Member's Capital Account shall be increased by:

          (a) The amount of the Member's cash or in-kind capital contributions to the Company pursuant to Section A of this
     Article III;

          (b) The fair market value of any property contributed by the Member to the Company (net of liabilities secured by any such contributed property that the Company is considered to assume or take subject to for purposes of Section 752 of the Internal Revenue Code of 1986, as amended from time to time [the "Code"]);

          (c) The amount of Net Profits (or items thereof) allocated to the Member pursuant to Article VII; and

          (d) Any other increases required by Regulations pursuant to the Code, promulgated by the U.S. Treasury ("Regulations"). If Section 704(c) of the Code applies to property contributed by a Member to the Company, then the Members' Capital Accounts shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g).

     2.   Each Member's Capital Account shall be decreased by:

          (a) The amount of Net Losses allocated to the Member pursuant to Article VII;

          (b) All amounts paid or distributed to the Member pursuant to Article VIII, other than amounts required to be treated as a payment for property or services under the Code;

          (c) The fair market value of any property distributed in kind to the Member (net of any liabilities secured by such distributed property that such Member is considered to assume or take subject to for purposes of Section 752 of the
     Code); and

          (d)  Any other decreases required by the Regulations.

          Before decreasing a Member's Capital Account (as described above) with respect to the distribution of any property to such Member, all Members' accounts shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in such property (that has not been previously reflected in the Members' Capital Accounts) would be allocated among the Members if there were a taxable disposition of such property by the Company on the date of distribution, in accordance with Regulations Section 1.704-1(b)(2)(iv)(e).

     3. In determining the amount of any liability for purposes of Sections B.1. and B.2. of this Article III, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and any Regulations promulgated thereunder.

     4. Members' Capital Accounts shall be adjusted in accordance with, and upon the occurrence of an event described in Regulations Section 1.704-1(b)(2)(iv)(f), including the addition of new Members pursuant to Section O of Article IV, or the receipt of additional capital contributions pursuant to Section F hereof, to reflect a revaluation of the Company's assets on the Company's books. Such adjustments to the Members' Capital Accounts shall be made in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss with respect to such revalued property.

     5. All provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. The Members shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

Section C.     FEDERAL INCOME TAX ELECTIONS

     The Company may make all elections for federal income tax purposes, including but not limited to an election, pursuant to Code Section 754, to adjust the basis of the Company's assets under Code Sections 734 or 743. In the event an election pursuant to Code Section 754 is made by the Company, upon the adjustment to the basis of the Company's assets, the Members' Capital Accounts shall be adjusted in accordance with the requirements of Regulation Section 1.704-1(b)(2)(iv)(m).

Section D.     MEMBER INTEREST OR MEMBERSHIP INTEREST

     The "Member Interest" or "Membership Interest" of a Member shall be the percentage ownership of the Company by said Member as shown on Schedule A, attached hereto, as such schedule may be modified from time-to-time. In the event of a revaluation of the Company's assets pursuant to Section B.4 of this Article III and an adjustment to each Member's Capital Account, the Membership Interest of each Member shall, for purposes of this Agreement, be adjusted to maintain the relative percentage of each Member's respective Capital Account balance, as a percentage of the total of all Capital Accounts, prior to such revaluation.

Section E.     INTEREST

     No interest shall be paid or credited to the Members on their Capital Accounts or upon any undistributed profits left on deposit with the Company.

Section F.     REQUIRED ADDITIONAL CAPITAL CONTRIBUTIONS

     At such time as the Board of Managers unanimously determines that additional capital is required by the Company, such additional capital contribution shall be made by the Members in proportion to the Member Interests. If any Member should fail to make any additional capital contribution on or before the date such contribution is due, the other Member(s) may: (1) loan to the Company the amount of the additional capital contribution which was not made by the other Member(s), such Member Loan to accrue interest at three percent (3%) above the then current
"prime rate" charged by Bank of America, Nevada; or (2) advance to the Company the amount of the additional capital contribution which was not made by the other Member(s) and to receive in return for such additional capital contribution an increased Member Interest in the amount that such additional capital contribution bears to the total capital contributions of all Members. In the event that any Member elects to make the additional capital contribution under clause (2) above and thereby obtain an additional interest in the Company, the Member who failed to make the additional capital contribution shall have sixty (60) calendar days to purchase the additional

Membership Interests received by the Member(s) who have made the additional capital contribution for cash in an amount equal to the amount of the additional capital contribution plus interest thereon at three percent (3%) above the then current "prime rate" charged by Bank of America, Nevada.

                     ARTICLE IV.    MEMBERS

Section A.     POWERS

     Subject to the provisions of this Operating Agreement, the Articles of Organization of the Company (the "Articles of Organization"), the Master Agreement and the provisions of the Nevada Revised Statutes (the "NRS"), all powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be controlled by, the Board of Managers. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Members shall have the following powers:

     1. To select and remove all Managers of the Company, subject to the restrictions in Section A of Article VI, to prescribe such powers and duties for them as may be consistent with this Operating Agreement, the Articles of Organization, the Master Agreement, and the NRS, to fix their compensation, and to require from them security for faithful service.

     2. To change the principal office of this Company from one location to another within or without the State of Nevada; to fix and locate from time to time one or more subsidiary offices of the Company; and to designate any place within or without the State of Nevada for the holding of any Members' meeting or meetings.

Section B.     SALARIES TO MEMBERS

     The  Board  of Managers shall have authority to pay  to  any
Member a reasonable salary for said Member's services to the Company. It is understood that the salary paid to any Member under the provisions of this Section shall be determined without regard to the income of the Company and shall be considered as an operating expense of the Company and shall be deducted as an expense item in determining the net profits and losses of the Company.

Section C.     PURCHASES FROM MEMBERS

     The Members agree that all purchases from or fees paid to Members for services rendered to the Company shall be at "arm's length" on terms no less favorable to the Company than would be available from other commercially available services, except that Paul-Son Gaming Supplies, Inc., a Nevada corporation ("Paul-Son Gaming"), or its affiliates, shall be the exclusive supplier and manufacturer of all products developed, manufactured and marketed by the Company. The Company shall purchase all such raw materials, components, parts and finished products supplied and manufactured by Paul-Son Gaming or its affiliates pursuant to the terms and conditions of the standard purchase agreement and business practices ordinarily used by Paul-Son Gaming or its affiliates in the manufacturing and shipping of its products. With respect to the cost of all raw materials, components, parts and finished products supplied and manufactured by Paul-Son Gaming for the Company, Paul-Son Gaming shall charge its cost, as determined by generally accepted accounting principles, under the full absorption method consistent with the methods normally employed by Paul-Son Gaming for financial reporting purposes (which is defined as all direct costs of production plus an allocation of fixed production overhead and indirect costs), plus fifteen percent (15%) for handling and overhead. The cost of artwork and its preparation for products produced by Paul-Son Gaming will be included in the cost of the product, and the cost for all freight charges with respect to shipping of the products will be billed to the Company by Paul-Son Gaming. To the extent that Paul-Son Gaming cannot supply the certain products to the Company, the Board of Managers shall select the appropriate party from which to purchase such products.

Section D.     OTHER VENTURES - LICENSING

     It is expressly agreed that the Members, or any of them, may engage in other business ventures of every nature and description, so long as such other business ventures are not in competition with the Company or have been offered to and rejected by the Board of Managers, independently or with others, and neither the Company nor the Members shall have any rights in and to any independent venture or activity or the income or profits derived therefrom.

     The Members also expressly agree and acknowledge that each Member, in connection with other activities or business ventures, is or may be subject to licensing by various governmental or other entities which may be affected by the operation of this Company or by any of its Members. Each Member hereby agrees to furnish any information requested by any such governmental or other entity and to otherwise cooperate to avoid any possible loss of any such license.

Section E.     GENERAL RESTRICTIONS

     No Member or Manager, as described in Article VI hereof, shall have the right, power or authority to do any of the following acts without the prior written consent of all the
Members:

     1. expend or use any Company money or property except upon the account of and for the benefit of the Company;

     2.   borrow funds on behalf of the Company;

     3. mortgage, lease, pledge, or otherwise dispose of all, or substantially all, of the assets of the Company, other than in the ordinary course of business;

     4. pledge any of the Company's credit or property for other than Company purposes;

     5. compromise, settle, or release any debt due the Company except upon full payment thereof or except in the ordinary course of business;

     6. assign the Company's property in trust for creditors or on the assignee's promise to pay the debts of the Company;

     7. confess a judgment against the Company, the Company's property, or any of the Members;

     8.   dispose of any of the goodwill of the Company business;

     9.   submit a Company claim or liability to arbitration; or

     10. do any other act which would make it impossible to carry on the ordinary business of the Company.

Section F.     ACTION BY THE MEMBERS; MEETINGS; QUORUM; MAJORITY

     Management of the Company is vested in, and all actions of the Members are taken by, the Members in proportion to their Membership Interests (as defined in Section D of Article III) at the time of the action taken. Except as specifically otherwise provided herein, the Members shall vote to approve a matter or to take any action by the vote of Members at a meeting, in person or by proxy. For any meeting of Members, the presence in person or by proxy of Members owning more than fifty percent (50%) of the Member Interests at the time of the action taken (a "Majority") constitutes a quorum for the transaction of business. Members vote in proportion to their Member Interest and an action approved at a meeting by Members owning more than fifty percent (50%) of the total Membership Interest shall be the action of the Members.

Section G.     ACTION BY WRITTEN CONSENT

     Except as otherwise provided herein, any action may be taken by the Members without a meeting if authorized by the written consent of Members holding at least a Majority of the total Membership Interests. In no instance where action is authorized by written consent shall a meeting of Members be called or noticed. However, a copy of the action taken by written consent must be immediately sent to all Members.

Section H.     PLACE OF MEETINGS OF MEMBERS

     The first meeting of the Members shall be held at the office of the Resident Agent of the Company as set forth in the Articles of Organization. All annual meetings and special meetings of the Members shall be held at any place designated by the Members, or, if no such place is designated, then at the principal office of the Company.

Section I.     ANNUAL MEETINGS

     The annual meeting of the Members shall be held on the 1st day of April of each year at the hour of 5:00 p.m. Pacific Standard Time, beginning with the year 1998 or on such other date and time as the Members shall specify in writing. Should said day fall upon a Saturday, Sunday or legal holiday, then any such annual meeting of Members shall be held at the same time and place on the next day which is not a Saturday, Sunday or legal holiday.

Section J.     ANNUAL MEETINGS: NOTICE

     Written notice of each annual meeting signed by a Manager or by such other person or persons as the Members shall designate, shall be given to each Member entitled to vote at the meeting, either personally or by mail or other means of written communication, charges prepaid, addressed to such Member at its address appearing on the books of the Company or given by him to the Company for the purpose of notice. If a Member gives no address, notice shall be deemed to have been given him if sent by mail or other means of written communication addressed to the place where the principal office of the Company is situated. All such notices shall be sent to each Member entitled thereto not less than ten (10) nor more than sixty (60) calendar days before each annual meeting, and shall specify the place, the day and the hour of such meeting.

Section K.     SPECIAL MEETINGS

     Special meetings of the Members, for any purpose or purposes whatsoever, may be called at any time by a Manager or by the Members. Except in special cases where other express provision is made by Chapter 86 of the NRS, notice of such special meetings shall be given in the same manner as for annual meetings of
Members. Notices of any special meeting shall specify, in addition to the place, day and hour of such meetings the purpose or purposes for which the meeting is called.

Section L.     WAIVER OF NOTICE

     The transactions of any meeting of the Members, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the Members not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the records or made a part of the minutes of the meeting.

Section M.     ADJOURNED MEETINGS AND NOTICE THEREOF

     Any meeting of the Members, whether annual or special, whether or not a quorum is present, may be adjourned from time-to-time by the vote of a Majority, present in person or represented by proxy, but in the absence of a quorum no other business may be transacted at any such meeting. Other than by announcement at the meeting at which such adjournment is taken, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting. However, when any meeting of the Members, either annual or special, is adjourned for thirty (30) calendar days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

Section N.     DELEGATION OF AUTHORITY TO MEMBERS AND MANAGERS

     Any one or more of the Members or the Board of Managers may at any time or times, and for such period as the Members shall determine, be delegated the authority to determine questions relating to specific areas of the conduct, operation, and management of the Company. Until such direction or delegation of authority is made, however, the Members and Managers shall have the authority set forth in this Article IV, and in Article VI, and that given them by the Members.

Section O.     ADMISSION OF NEW MEMBERS

     New Members may be admitted to membership in the Company through the unanimous consent of the existing Members. A new Member must agree to be bound by the terms and provisions of this Operating Agreement, as amended, the Articles of Organization, the Master Agreement and the NRS and upon admission the new
Member shall have all rights and duties of a Member of this Company.

Section P.     MEMBER LOANS

     The Members may from time to time approve of a loan by a Member to the Company. Such loans ("Member Loans") shall be repaid to the lending Member in accordance with the terms of this Operating Agreement.

Section Q.     MAJOR DECISIONS; DEADLOCK; EVENT OF DEADLOCK

     1. For purposes of this Agreement, the term "Major Decision" shall mean any action (or election not to act) by or on behalf of the Company which may have, or which may be anticipated to have, a material effect on the business and operation of the Company, including, without limitation, matters materially affecting the ownership, operation, development, construction, financing, and sale of assets or real property owned by the Company. Major Decisions shall include any Member Loans, any loans in excess of One Hundred Thousand Dollars ($100,000.00) to be obtained by or on behalf of the Company, whether secured or unsecured, any expansions of the product line of the Company beyond the product line currently agreed upon by the Parties, any dispositions with respect to the intellectual property of the Company, and any contracts (excluding contracts for sale of merchandise or purchase agreements for merchandise to fulfill contracts for sales entered into in the ordinary course of business) having a value in excess of One Hundred Thousand Dollars ($100,000.00).

     2. All Major Decisions shall be subject to the prior approval of a majority of the Managers then serving on the Board of Managers. In the event the Board of Managers is evenly divided with respect to a Major Decision and a majority of the Board of Managers is unable to agree with respect to a proposed course of action concerning such Major Decision, the Board of Managers shall immediately call a special meeting of the Members pursuant to Section K of this Article IV.

     3. In the event the Members, pursuant to a Majority thereof, are unable to agree as to the Major Decision at a Special Meeting, a deadlock (the "Deadlock") shall be deemed to exist.

     4. During the fifteen (15) day period after a Deadlock is deemed to exist, the Members shall negotiate in good faith at such times and places as shall be deemed appropriate to resolve the Deadlock. In the event the Members, pursuant to a Majority thereof, are unable to agree as to the Major Decision after the end of the fifteen (15) day period after a Deadlock, an event of deadlock ("Event of Deadlock") shall be deemed to exist.

Section R.     BUY-SELL PROVISION; NOTICE

     1. OFFERING PERIOD. Upon the occurrence of an Event of Deadlock and for a period of thirty (30) days thereafter (the "Offering Period"), a Member (the "Offering Member") may, upon written notice ("Offering Notice") to the remaining Member (the "Non-Offering Member"): (a) propose a price per each one percent (1%) of outstanding Membership Interests (the "Offering Price"); and (b) offer to purchase from the Non-Offering Member all of the Non-Offering Member's Membership Interest, subject to the terms of this Operating Agreement, at the Offering Price. Upon the receipt of Offering Notice from the Offering Member, the Offering Period shall terminate. The failure of any Member to provide Offering Notice during the Offering Period shall result in an event of dissolution under Article XI of this Agreement.

     2. RESPONSE PERIOD. After receipt of Offering Notice, the Non-Offering Member shall have a period of thirty (30) days (the "Response Period") in which to unilaterally elect, by written notice  to  the Offering Member ("Response Notice"),  to  either:
(a) purchase all of the Offering Member's Membership Interest, subject to the terms of this Operating Agreement, at the Offering Price; or (b) sell all of its Membership Interest to the Offering Member, subject to the terms of this Operating Agreement, at the Offering Price. The failure of the Non-Offering Member to provide Response Notice to the Offering Member within the Response Period shall constitute an acceptance of the terms of the Offering Member's offer to purchase the Non-Offering Member's Membership Interest made pursuant to Section R.1. of this Article IV.

     3. PAYMENT. The purchase price for the Membership Interests sold or purchased (the "Purchase Price") under this Section R shall be payable as follows: the purchasing Member shall make an initial payment of twenty percent (20%) of the Purchase Price in cash or certified same day funds and shall deliver a promissory note for the balance of the Purchase Price providing for terms payable in thirty-six (36) equal monthly installments of principal and interest with interest at the prime rate of interest charged by Bank of America Nevada plus three percent (3%) per annum on the Closing Date (as hereinafter defined) of the acquisition of purchase. Such promissory note shall be secured by the Offered Interest purchased in exchange therefor and shall be prepayable without penalty in whole or in part at any time. The promissory note or notes shall be unconditionally guaranteed as to payment and performance by the controlling affiliate of the purchasing Member. Prior to the payment in full of any such note or notes, no distributions or other payments shall be made directly or indirectly by the Company to the remaining Member or any person or entities relating to the remaining Member (other than payments incurred in the ordinary course of the Company's business) unless and to the extent such distributions or other payments are applied toward prepayment of such note or notes. In the sole discretion of the purchasing Member, the purchasing member may elect to pay the Purchase Price in full in cash or certified same day funds. For the purposes of this Section R, the term "Closing Date" shall mean the last day of a thirty (30) day period following the earlier of either the receipt of Response Notice by the Offering Member or the end of the Response Period.

     4. NOTICE. All notices required or permitted to be given under this Section R shall be in writing and shall be deemed received: (a) when delivered in person on a Business Day; (b) when sent by facsimile transmission on the next Business Day from evidence of confirmation of transmission and followed promptly by first class U.S. mail; (c) the next Business Day when delivered by a regularly scheduled overnight express carrier; or (d) upon the expiration of five (5) Business Days when mailed by certified or registered mail, return receipt requested, to the Board of Managers of the Company at the offices of the Company. For the purposes of this section, a "Business Day" is shall mean any day except Saturday, Sunday or legal holidays in the State of Nevada.

          ARTICLE V.     TRANSFER OF MEMBERS' INTERESTS

Section A.     TRANSFER OF MEMBERS' INTERESTS

     1. TRANSFERABILITY. The interest of each Member of this Company is personal property. Except as otherwise provided in this Operating Agreement, the transfer of a Member's interest is restricted. Except for the transfer of a Member's interest to a parent company or wholly-owned subsidiary, the transfer of a Member's interest shall include a gift, sale, transfer, assignment, hypothecation, pledge, encumbrance or any other disposition, whether voluntary or involuntary, by operation of law or otherwise, including, without limitation, any transfer occurring upon or by virtue of the bankruptcy or insolvency of a Member; the appointment of a receiver, trustee or conservator or guardian for a Member or its property; or pursuant to the Will of a Member or the laws of descent and distribution in the event of a Member's death; pursuant to court order in the event of divorce, marital dissolution, legal separation or similar proceedings; or pursuant to any loan or security agreement under which any of the Member's interests are pledged or otherwise serve as collateral, as well as the transfer of any such interest in the event recourse is made to such collateral. In the case of a Member which is a business entity, a transfer shall be deemed to occur upon the direct or indirect transfer, conveyance or other disposition of more than forty percent (40%) of the voting rights or more than forty percent (40%) of the right to the profits of the Member entity.

     2.    RECORDATION OF TRANSFER.  A transfer of any Membership
Interest shall not be effective until it has been recorded in the records of the Company.

     3. LIMITATION ON PARTICIPATION. If the Members of the Company who hold a Majority of the Membership Interests, other than the Member proposing to dispose of its Membership Interest, do not approve of a proposed transfer or assignment by unanimous written consent, the transferee of the Member's Membership Interest has no right to participate in the management of the business and affairs of the Company or to become a Member. The transferee is only entitled to receive the share of profits, or losses, or other compensation by way of income and the return of contributions, to which the transferring Member would otherwise be entitled. If the transfer is approved by the other non-transferring Members of the Company who hold a Majority of the Membership Interests by written consent, the transferee has all the rights and powers and is subject to all the restrictions and liabilities of his assignor, has the right to participate in the management of the business and affairs of the Company and becomes a substituted Member.

Section B.     NO TRANSFER PERMITTED UNDER CERTAIN CIRCUMSTANCES

     Notwithstanding any other provision of this Agreement, a member shall not transfer all or any part of its interest if such transfer would cause the termination of the Company for federal income tax purposes or would violate any applicable federal or state securities laws.

Section C.     RIGHT OF FIRST REFUSAL

     Except as otherwise provided in this Operating Agreement or the laws of the State of Nevada, no Member shall, during the term of this Agreement, transfer (as defined in Section A above) all or any portion of its Member Interest, or any interest therein, whether now owned or hereafter acquired without first complying with the requirements of this Operating Agreement, unless such Member first gives the Company and, if appropriate hereunder, the other Member(s) the opportunity to purchase or acquire all or a portion of such Member's Interest proposed to be disposed of in accordance with the following provisions:

     1. In the event that any Member shall receive a bona fide written offer from any person dealing at arm's length for the transfer of all or part of its Membership Interest (the "Proposed Transfer") (the transferring Member shall have the obligation to prove that an offer is bona fide) and that such Member desires to accept such offer, or in the event that any Member shall otherwise desire to transfer all or part of such Member's interest, the Member shall, prior to accepting such offer, give the Board of Managers written notice of the intention to make a transfer. Such notice shall set forth the name of the proposed transferee(s), the interest proposed to be disposed of (the "Offered Interest"), the price, the terms of payment, all other material terms of the proposed transaction and shall specify a mailing address for purposes of any return notice hereunder. The Company shall have the option for a period of fifteen (15) calendar days from the actual receipt of such notice to agree to purchase or acquire all or any portion of the Offered Interest, on the same terms as those offered to the proposed transferee, subject to Section C.3 of this Article V. The Company may exercise this option to purchase only by giving written notice to the transferring Member.

     2. If the Company declines or fails to exercise its option to purchase or acquire all or any portion of the Offered Interest pursuant to Section C.1 of this Article V, or is legally unable to do so, the disposing Member shall give written notice to the other Members containing the same information as set forth in the notice given pursuant to Section C.1 of this Article V, and further setting forth the Offered Interest that the Company has not agreed to purchase or acquire. The Members receiving the notice shall in turn have fifteen (15) calendar days from the actual receipt of such notice to agree to purchase or acquire all or any portion of the Offered Interest that the Company has not agreed to purchase or acquire, on the same terms and conditions as those offered to the proposed transferee, subject to Section
C.3 of this Article V. The other Members may exercise this option to purchase only by giving written notice to the disposing Member. In the event that more than one person has an option to purchase hereunder, such persons may exercise such option pro rata in accordance with their respective holdings of Membership Interests, and if any such person declines or fails to purchase its pro rata portion of the Offered Interest, or any portion thereof, the other persons having such option shall have the right to purchase that portion pro rata in accordance with their respective holdings of Membership Interests (or otherwise by agreement).

     3. The terms of the purchase shall be determined as follows:

        (a) In the event that a proposed transferee of any Offered Interest has offered to acquire such Offered Interest for a consideration consisting in whole or in part of assets other than cash, cash equivalents or unsecured (other than by the Offered Interest) promissory notes, then any persons having options to purchase or acquire such Offered Interest pursuant to Sections C.1 and C.2 of this Article V, shall be deemed to have agreed to purchase or acquire such Offered Interest "on the same terms as those offered to the proposed transferee" if such persons agree to pay in a lump sum (or in cash installments as permitted by Section C.3 (b)) an amount per Offered Interest equal to the fair market value per Offered Interest of such other form of consideration. The fair market value of such other consideration shall be as follows:

            (i) If such other consideration is a freely tradable and registered security publicly traded in the United States in the over-the-counter market and not on the Nasdaq National Market nor on any national securities exchange, the closing per share bid price for such security on the trading day immediately preceding the day of the closing on the purchase or acquisition of the Offered Interests;

            (ii) If such other consideration is a freely tradable and registered security publicly traded in the United States on the Nasdaq National Market or on a national securities exchange, the per share closing price for such security on the Nasdaq National Market or on the principal stock exchange on which it is listed on the trading day immediately preceding the day of the closing on the purchase or acquisition of the Offered Interests; such closing price being the last reported sale price, or in the case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in the Nasdaq National Market or on the principal national securities exchange on which the security is then listed;

            (iii) If such other consideration is an asset (other than a security specified in clauses (i) or (ii) above) having a readily determinable value by reference to a generally accepted published reporting source or service, the last sale price for such asset reported by such source or service during the trading day immediately preceding the day of the closing on the purchase or acquisition of the Offered Interests; or

            (iv) In all other cases, the appraised value of such other consideration will be determined by a qualified independent appraiser selected by the mutual agreement of the disposing Member on the one hand and a Majority of the other Member(s) on the other hand. In such event, a copy of the notice of intent to make a disposition shall be sent to each other Member at the same time as such notice is sent to the Company. In the event that the Members cannot mutually agree on an appraiser within fifteen (15) calendar days after the notice of intent to make a disposition is actually received by the Company, each Member who holds a Membership Interest in excess of twenty-five percent (25%) shall appoint an Appraiser. Within five (5) calendar days after all of the Appraisers have been designated pursuant to the preceding sentence, the
          Appraisers shall, by unanimous agreement, select one additional independent appraiser, who, together with the Appraisers, shall serve as a committee (the "Appraisal Committee") to review and analyze the fair market value of the Membership Interest at issue, and, within ten (10) calendar days thereafter, the Appraisal Committee shall render its written decision as to the fair market value of such interest. The appraised value of such other consideration shall be final and binding on all parties hereto. All costs associated with such an appraisal shall be paid by the disposing Member. The time period set forth herein shall be tolled until the Company actually receives a copy of the Arbitration Committee's written decision, in accordance with the notice provisions hereof, a copy of which written decision shall accompany all notices given by the disposing Member.

        (b) In the event that a proposed transferee of any Offered Interest has offered to acquire such Offered Interest for a consideration consisting of cash, cash equivalents or unsecured (other than by the Offered Interest) promissory notes, the Company and each of the other Members shall be permitted, at its or their option, to purchase all or any portion of the Offered Interest in exchange for a promissory note in the principal amount of the purchase price payable in not more than thirty-six (36) equal monthly installments of principal and interest with interest at three percent (3%) above the prime rate of interest charged by Bank of America, Nevada on the closing date of the acquisition or purchase (or any lower rate offered by the proposed transferee) but in any event not in excess of the maximum rate of interest then permitted by applicable law. Any such note or notes shall be secured by the Offered Interest purchased in exchange therefor and shall be prepayable without penalty in whole or in part at any time. In the event that the Company purchases the interests, prior to the payment in full of any such note or notes, no distributions or other payments shall be made directly or indirectly by the Company to the remaining Members or any person or entities relating to the remaining Members (other than payments incurred in the ordinary course of the Company's business) unless and to the extent such distributions or other payments are applied toward prepayment of such note or notes.

     4. The purchase of the Offered Interest shall be closed at the time specified in the notice from the disposing Member as the time set for the closing of the proposed transfer, but in no event earlier than thirty (30) calendar days following the exercise or expiration, as the case may be, of the last available option to purchase.

     5. If all of the Offered Interests are not purchased by the Company or the Members, or both, pursuant to the options provided for above, then such unpurchased portion of the Offered Interest may, subject to this Operating Agreement and applicable laws, be transferred through the execution of an agreement to transfer such interests within fifteen (15) calendar days from the date on which the last available option to purchase above expires to the person and on the terms specified in the notice of intention to make a disposition. Such transferee shall receive and hold such Interest subject to all provisions and restrictions of Section A of this Article V, except that neither the Company nor any other Member shall be required to purchase any of such Interest from such transferee or any subsequent transferee pursuant to Section C of this Article V and except that no such transferee or subsequent transferee shall have any rights to purchase any Offered Interest pursuant to this Operating Agreement. Any transfer of the Offered Interest after the end of such fifteen (15) calendar day period or any material change in the terms of the Proposed Transfer from the terms set forth in the original notice shall require a new notice of intention to make a transfer. Any transfer in violation of any provision of this Agreement shall be void and ineffectual and shall not operate to transfer any interest or title to the purported transferee.

     6. Notwithstanding any other provision hereof to the contrary, neither the Company nor any Member will be required to close on the purchase or acquisition of any Interest in accordance therewith unless the representations and warranties of the disposing Member shall be true and correct in all material respects as of the date of such closing, and the disposing Member shall deliver a certificate to such effect to the purchasing parties dated as of the closing date. Any such Interest not purchased or acquired as a result of such a breach may not be disposed of to the otherwise proposed transferee(s).

     7. All notices required or permitted to be given under this Section C shall be in writing and shall be deemed received:
(a) when delivered in person on a Business Day; (b) when sent by facsimile transmission on the next Business Day from evidence of confirmation of transmission and followed promptly by first class U.S. mail; (c) the next Business Day when delivered by a regularly scheduled overnight express carrier; or (d) upon the expiration of five (5) Business Days when mailed by certified or registered mail, return receipt requested, to the Board of Managers of the Company at the offices of the Company. For the purposes of this section, a "Business Day" is shall mean any day except Saturday, Sunday or legal holidays in the State of Nevada.

Section D.     AUTHORITY OF THE COMPANY TO PURCHASE INTEREST

     All rights and obligations of the Company to purchase any Membership Interest of a Member are subject to the restrictions set forth in the statutes of the State of Nevada, if any, and to such other applicable restrictions as are now or may hereafter become effective. Any redemption of such Membership Interest by the Company shall be made only out of funds legally available therefor.

Section E.     REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

     Each of the Members represents and warrants to the Company and the other Members as follows:

     1. Such Member will transfer good and marketable title of its Membership Interest free and clear of all liens, encumbrances, claims or rights of third parties of every kind and nature whatsoever, subject to the provisions of this Agreement.

     2. The Interests of the Company owned by such Member as set forth on Schedule A hereto have been duly authorized and are fully paid and non assessable except to the extent of a Required Additional Capital Contribution as provided in Section F of
Article III. There are no existing options, warrants, calls or commitments on the part of any Member relating to such Interests of the Company which will not be terminated concurrently with the execution of this Agreement. No voting agreements or restrictions of any kind other than those set forth in this Agreement affect the rights of any such Interests of the Company or such Member.

Section F.     TRANSFEREE'S MEMBER INTEREST

     In the event a transferee acquires all or part of the Interest of an existing Member or Members, the transferee's Member Interest, for purposes of this Agreement, shall be the Member Interest of the transferring Member or Members, with respect to the interest acquired by the transferee.

Section G.     SURVIVAL OF THE COMPANY

     In the event that (a) the Company consists of only two members and (b) the Membership Interest of one member is purchased in its entirety by another member (the "Purchasing Member") pursuant to the terms of this Section R of Article IV, Section C of this Article V, Section C of Article XI and Section D of Article XI, the Members hereby acknowledge and agree that the Purchasing Member has the power to nominate a third-party ("Third-Party Nominee") to which the Purchasing Member may assign or transfer all or part of the purchased Membership Interest to the extent necessary to preserve the Company's status as a limited liability company.

                ARTICLE VI.    BOARD OF MANAGERS

Section A.     ELECTION, REMOVAL, RESIGNATION AND VACANCIES

     The Members agree that the business of the Company shall be managed by four (4) Managers (the "Board of Managers"), subject to the following:

     1. The Board of Managers shall be elected annually by the respective Members and each shall hold office until such Manager shall resign or shall be removed or otherwise disqualified to serve or the Manager's successor shall be elected and qualified;

     2. Each Member shall be entitled to elect the number of Managers which is proportional to the interest in the Company owned by that Member at the time of such election;

     3. Each Member may, at any time and for any reason, remove and replace the Manager(s) elected by that Member unless the Member is no longer eligible to elect that Manager due to a change in ownership of the Company;

     4. Any Manager may resign at any time by giving written notice to the Members. Upon the receipt of such written notice, the Member who elected that Manager shall select the replacement unless the Member is no longer eligible to elect that Manager due to a change in ownership of the Company;

     5. The total number of Managers serving at any time shall be sufficient so that any Member who holds an interest in the Company equal to fifteen percent (15%) of the Company shall elect at least one Manager; and

     6. In the event of a change in the ownership of the Company, the Board of Managers then elected shall continue to serve until the anniversary their election, their resignation, their death or removal by the Member who elected them.

Section B.     ACTIONS BY THE BOARD OF MANAGERS; MEETINGS;
               QUORUM; WRITTEN CONSENT

      The Board of Managers may vote to approve a matter or to take any action by the vote of Managers at a meeting, in person or by proxy, or by the written consent of Board of Managers. For any meeting of the Board of Managers, the presence in person or by proxy of Managers representing more than one-half of the Managers then serving constitutes a quorum for the transaction of business. Each member of the Board of Managers shall have one vote and an action approved at a meeting of the Board of Managers by the vote of over one-half of all Managers then serving, whether or not present at the meeting, shall constitute an action of the Board of Managers. For any written consent, the execution of the written consent by Managers representing more than one-half of the Managers then serving constitutes a quorum for the transaction of business. Each member of the Board of Managers shall have one vote and an action approved via the written consent of the Board of Managers having more than one-half of the total number of votes shall constitute an action of the Board of Managers.

Section C.     MANAGERS' POWERS

     The Board of Managers shall have the following powers:

     1.    To  elect Officers to serve on behalf of the  Company.
Officers need not be Managers or Members but shall be employees.

     2. To select and remove all employees, agents and representatives of the Company, prescribe such powers and duties for them as may be consistent with law, with this Operating Agreement, the Articles of Organization and the Master Agreement, fix their compensation, and require from them security for faithful service.

     3. To conduct, manage and control the affairs and business of the Company, and to make such rules and regulations therefor consistent with the law, with this Operating Agreement, the Articles of Organization and the Master Agreement.

     4. To change the principal office of this Company from one location to another within the State of Nevada; to fix and locate from time to time one or more subsidiary offices of the Company; and to designate any place within or without the State of Nevada for the holding of any Members' meeting or meetings.

     5. To borrow money and incur indebtedness for the purpose of the Company, and to cause to be executed and delivered therefor, in the Company name, promissory notes, bonds, and debentures.

     6. To appoint an executive committee and other committees, and to delegate to the executive committee any of the powers and authority of the Board of Managers in the management of the business and affairs of the Company. The Board of Managers, in their discretion, may or may not be members of an executive committee.

Section D.     BANK ACCOUNTS

     From time to time, the Board of Managers may designate a person or persons, whether such person is an Officer, Manager, Member or employee, to open and maintain one or more bank accounts; rent safety deposit boxes or vaults; sign checks, written directions, or other instruments to withdraw all or any part of the funds belonging to the Company and on deposit in any savings account or checking account; negotiate and purchase certificates of deposit, obtain access to the Company's safety deposit box or boxes, and, generally, sign such forms on behalf of the Company as may be required to conduct the banking activities of the Company.

Section E.     OFFICERS

     In the sole discretion of the Board of Managers, the Board of Managers may elect Officers of the Company who, if elected, shall hold such titles and perform such duties as the Board of Managers may determine. To the extent not specifically modified by the Board of Managers, the Officers shall have the following duties and responsibilities:

     1. CHAIRMAN AND/OR CHIEF EXECUTIVE OFFICER ("CEO") - The Chairman and/or CEO shall preside at meetings of the Members and the Board of Managers, and shall see that all orders and resolutions of the Board of Managers are carried into effect.

     2. VICE CHAIRMAN - The Vice-Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties as the Board of Managers may from time to time prescribe.

     3. PRESIDENT - The President shall be the chief operating officer of the Company and shall have active management of the business of the Company. The President shall execute on behalf of the Company all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly designated by the Board of Managers to some other officer or agent of the corporation.

     4. VICE PRESIDENT - The Vice-President shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. The Vice-President shall perform such other duties and have such other powers as the President or the Board of Managers may from time to time prescribe. The Board of Managers may designate one or more Executive Vice-Presidents or may otherwise specify the order of seniority of the Vice-Presidents. The duties and powers of the President shall descend to the Vice-Presidents in such specified order of seniority.

     5. SECRETARY - The Secretary shall act under the direction of the President. Subject to the direction of the President, the Secretary shall attend all meetings of the Manager and all meetings of the Members and record the proceedings. The Secretary shall give, or cause to be given, notice of all meetings of the Members and special meetings of the Board of Managers, and shall perform such other duties as may be prescribed by the President or the Board of Managers.

     6. TREASURER - The Treasurer shall act under the direction of the President. Subject to the direction of the President, the Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all monies and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Managers. The Treasurer shall disburse the funds of the Company as may be ordered by the President or the Board of Managers, taking proper vouchers for such disbursements, and shall render to the President and the Board of Managers, at their regular meetings, or when the Board of Managers so require, an account of all transactions as Treasurer and of the financial condition of the Company.

     If required by the Board of Managers, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Managers for the faithful performance of the duties of such person's office and for the restoration to the Company, in case of such person's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or under such person's control belonging to the Company.

                ARTICLE VII.   PROFITS AND LOSSES

Section A.     NET PROFITS AND LOSSES

     Subject to the provisions of Section E of this Article VII, the "Net Profits and Losses" of the Company for any Company taxable year shall be allocated and credited to the Members' Capital Accounts in proportion to the "Member Interest" of each respective Member as defined in Section D of Article III. The term "Net Profits and Losses" of the Company shall mean the net income or loss of the Company, as determined by auditors or accountants employed by the Company, in accordance with Section 703 of the Code, applied consistently with prior periods.

Section B.     ALLOCATIONS OF DEDUCTIONS

     1. COMPANY NONRECOURSE DEDUCTIONS. Except as otherwise required by Section C and Section D of this Article VII, all Nonrecourse Deductions of the Company for any taxable year shall be shared by the Members in proportion to their Member Interest on the last day of such taxable year. The amount of Nonrecourse Deductions of the Company shall be determined in accordance with Regulations Section 1.704-2(c).

     2. MEMBER NONRECOURSE DEDUCTIONS. Except as otherwise required by Section C and Section D of this Article VII, hereof, all Member Nonrecourse Deductions of the Company for any taxable year shall be allocated in accordance with Regulations Section 1.704-2(i)(1). The amount of Member Nonrecourse Deductions shall be determined in accordance with Regulations Section 1.704-2(i)(2).

Section C.     SPECIAL ALLOCATIONS

     1.   QUALIFIED INCOME OFFSET.  Except as provided in Section
C.2 of this Article VII, in the event any Member unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the
Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the adjusted capital account deficit of such Member as quickly as possible.

     2. MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Section C, if there is a net decrease in Company Minimum Gain during any Company fiscal year, each Member who would otherwise have an adjusted capital account deficit at the end of such year shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount and manner sufficient to eliminate such Member's adjusted capital account deficits as quickly as possible. The items to be so allocated shall be determined in accordance with Section 1.704-1(b)(4)(iv)(e) of the Regulations. Notwithstanding any other provision of this Section C.2, if there is a net decrease in Minimum Gain attributable to Member Nonrecourse debt during a Company Taxable Year, each Member with a share of the Minimum Gain attributable to such member Nonrecourse Debt shall be allocated items of income and gains for such year (and, if necessary, subsequent years) in accordance with Regulations Section 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Regulations
Section 1.704-2(i). This Section C.2 is intended to comply with the minimum gain chargeback requirement in such sections of the Regulations and shall be interpreted consistently therewith.

     3. ALLOCATION OF REMAINING INCOME AND GAINS ON SALE OR OTHER DISPOSITION. Except as otherwise required by this Section C, income and gains arising from the sale, exchange, transfer or disposition or condemnation of all or substantially all of the Company's property shall be allocated, for Federal income tax purposes, among those who shall be Members on the date of such transaction or transactions as follows:

        (a) If one or more Members has a negative Capital Account after such Member's Capital Account is adjusted to reflect any allocation of gains under Section B.2 of this
   Article VII, but before such Member's Capital Account is adjusted to reflect any distribution under Section C of this
   Article  VII,  with respect to the disposition to  which  this section is being applied, such income and gains shall be allocated to such Members in proportion to their negative Capital Accounts until each such Member's Capital Account equals zero.

        (b) To the extent one or more Member's Capital Account balance is less than (i) the total of all Members' Capital Account balances times (ii) such Member's Membership Interest in the Company (a "Capital Disparity"), such income and gains shall be allocated among such Members in proportion to Capital Disparities until all of the Members' Capital Accounts are, as nearly as possible, in proportion to their Membership Interest.

        (c) The balance of such income and gains shall be allocated to the Members in proportion to their Membership
   Interest.

     4. ASSIGNMENTS. In the event of an assignment of an interest in the Company (other than an assignment by reason of the death of a Member), the assigning Member's distributive share of Company income, gains, loss, deductions and credits and expenditures not deductible in computing its taxable income (in respect of the interest so assigned) shall be the share of such items attributable to such interest accruing prior to such assignment (based on an interim closing of the books of the Company), and the Assignee's share shall be the share of such items attributable to such interest after such assignment (based on such interim closing).

     5. MANDATORY SECTION 704(C) ALLOCATIONS. Notwithstanding the foregoing, to the extent that Code Section 704(c), Regulations Section 1.704-3, 1.704-1(b)(2)(iv), or any other regulations which may be proposed or promulgated under Code
Section 704(c), require allocations of Company income, gains, losses or deductions in a manner which is different than that set forth above, the provisions of Section 704(c) and the regulations thereunder shall control such allocations among the Members. In the absence of a contrary agreement among the Members, such items shall be allocated in accordance with the "Traditional method with curative allocations" set forth in Regulations Section 1.704-3(c) or any successor regulation.

Section D.     CURATIVE ALLOCATIONS

     The  allocations set forth in Sections C.1. and C.2. of this
Article VII (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations Section 1.704-1(b), Regulations Section 1.704-2, and Regulations Section 1.704-3 and shall be interpreted and applied in a manner consistent therewith. Notwithstanding any other provisions of this Section (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other profits, losses and items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other profits, losses and other items in the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

Section E.     FEDERAL INCOME TAX

     It  is the intent of this Company and its Members that  this
Company  will  be  governed  by  the  applicable  provisions   of
Subchapter K, of Chapter 1, of the Code.

                  ARTICLE VIII.  DISTRIBUTIONS

Section A.     OPERATING DISTRIBUTIONS

     The Company's Cash Available For Distribution shall, at such times as the Board of Managers of the Company deem advisable, be distributed among the Members in proportion to their respective Member Interest, as of the date of any such distribution. The term "Cash Available For Distribution" shall mean the total cash revenues generated by the Company's operations (including proceeds from the sale or refinancing of Company assets), less all cash expenditures of the Company for debt service and operating expenses, and less a reasonable amount determined by the Board of Managers to be set aside for reserves.

Section B.     PAYMENT OF MEMBER LOANS

     Under all circumstances, Member Loans shall be repaid first out of any Cash Available for Distribution. If a difference exists between the Members in the amount of Member Loans made to the Company, any Member with more Member Loans outstanding (in value) than another Member shall receive the first distributions of any available cash until that Member's Loan is in parity with the other Member Loans, if any. Thereafter, the Member Loans will be repaid ratably to the Members with Loans. It is the intention of the Members that Member Loans will be repaid as cash is available for distribution and may result in revolving payments to the Members as additional Member Loans are advanced to the Company.

Section C.     DISTRIBUTION ON DISSOLUTION AND LIQUIDATION

     In  the  event  of  the dissolution and liquidation  of  the
Company for any reason, after the payment of or provision for creditors pursuant to NRS Section 86.521 and other applicable law, the Company's assets shall be distributed among the Members in accordance with their respective positive Capital Account balances, in accordance with Regulations Section 1.704-1(b)(2)(ii)(b)(2).

              ARTICLE IX.    ACCOUNTING AND RECORDS

Section A.     RECORDS AND ACCOUNTING

     The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods elected to be followed by the Company for federal income tax purposes. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company's business. The fiscal year of the Company for financial reporting and for federal income tax purposes shall be the calendar year.

Section B.     ACCESS TO ACCOUNTING RECORDS

     All books and records of the Company shall be maintained at any office of the Company or at the Company's principal place of business, or as determined from time to time by the Board of Managers, and each Member, and its duly authorized representative, shall have access to them at such office of the Company and the right to inspect and copy them at reasonable times. The Company shall keep all records required to be kept at the registered office of the Company by Chapter 86 of the NRS at such registered office of the Company.

Section C.     ANNUAL TAX INFORMATION

     The Board of Managers shall use its best efforts to cause the Company to deliver to each Member within ninety (90) calendar days after the end of each fiscal year all information necessary for the preparation of such Member's federal income tax return.

                       ARTICLE X.     TERM

Section A.     TERM

     The term of this Company shall begin on the date the Articles of Organization are filed with the Nevada Secretary of State and shall continue until December 31, 2047, unless terminated prior thereto in accordance with the provisions hereof, by unanimous agreement of the Members or pursuant to Chapter 86 of the NRS.

            ARTICLE XI.    DISSOLUTION OF THE COMPANY
             AND TERMINATION OF A MEMBER'S INTEREST

Section A.     DISSOLUTION

     This Company must be dissolved on the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or occurrence of any other event which terminates a Member's continued membership in the Company, unless the business of the Company is continued by the consent of all the remaining Members of the Company.

Section B.     DEATH OF A MEMBER; CONTINUATION

     After the death of a Member, if all the remaining Members consent to the continuation of the business of the Company, the personal representative ("Representative") of the deceased

Member and, after the distribution of the deceased Member's estate, the deceased Member's heirs or legatees, shall immediately succeed to the interest of the deceased Member in the Company, subject to the provisions of Section A of Article V. During administration of the estate of the deceased Member, such Representative (and after distribution of the deceased Members estate such heirs or legatees) shall only have the right to share in the profits and losses of the Company.

Section C.     OPTION TO PURCHASE DECEASED MEMBER'S INTEREST

     Upon the death of a Member, the Company shall have the option, within sixty (60) calendar days of the Member's date of death, to purchase the deceased Member's interest in the Company for an agreed upon price, or if no price can be agreed upon, the fair market value of such interest as determined by an independent qualified appraiser appointed by the Members and the deceased Member's Representative. If they cannot agree on an appraiser, the Members and such Representative shall each appoint an Appraiser. Within five (5) calendar days after all of the Appraisers have been designated pursuant to the preceding sentence, the Appraisers shall, by unanimous agreement, select one additional independent appraiser, who, together with the Appraisers, shall serve as an Appraisal Committee to review and analyze the fair market value of the Membership Interest at issue, and, within ten (10) calendar days thereafter, the Appraisal Committee shall render its written decision as to the fair market value of such interest. The appraised value of such other consideration shall be final and binding on all parties hereto. If the Company elects to purchase the interest of the deceased Member, it shall pay the agreed price or the fair market value of such interest to the deceased Member's Representative, in cash, within such sixty (60) calendar day period. If the Company does not purchase the interest of the deceased Member within such sixty (60) day period, then the remaining Member(s) shall have the right to purchase the deceased Member's interest, in proportions based upon the remaining Member Interests held by each remaining Member, pursuant to the terms of this Section. If neither the Company nor the remaining Members purchase the interest of the deceased Member within such sixty (60) calendar day periods, then all rights to purchase the deceased Member's interest pursuant to this Section shall terminate.

Section D.     BANKRUPTCY, INSOLVENCY OR DISSOLUTION

     In the event a Member (the "Bankrupt Member") institutes or consents to any proceeding under the federal bankruptcy laws relating to the Member or to all or any part of its property; or is unable or admits in writing to its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its property; or applies for or consents to the liquidation or dissolution of such Member or all or substantially all of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Member and the appointment continues undischarged or unstayed for thirty (30) calendar days; or any proceeding under the federal bankruptcy laws or any other applicable laws relating to such Member or to all or any part of its property is instituted without the consent of such Member and continues undischarged or unstayed for sixty (60) calendar days, if all the remaining Members consent to the continuation of the business of the Company, the remaining Members shall have the right to purchase the entire Membership Interest of the Bankrupt Member at a price equal to the fair market value of such interest at the time of such bankruptcy, as determined by an independent qualified appraiser appointed by the Members, including the Bankrupt Member. If they cannot agree on an appraiser, the Members, including the Bankrupt Member, shall each appoint an Appraiser. Within five (5) calendar days after all of the
Appraisers have been designated pursuant to the preceding sentence, the Appraisers shall, by unanimous agreement, select one additional independent appraiser, who, together with the Appraisers, shall serve as an Appraisal Committee to review and analyze the fair market value of the Membership Interest at issue, and, within ten (10) calendar days thereafter, the Appraisal Committee shall render its written decision as to the fair market value of such interest. The appraised value of such other consideration shall be final and binding on all parties hereto.

     A purchase of a Bankrupt Member's interest shall be an all cash transaction completed within one-hundred and twenty (120) calendar days after the date the bankruptcy petition is filed by or against the Bankrupt Member. The Company shall send a notice of the bankruptcy to all the Members and each Member wishing to purchase all or part of the Bankrupt Member's interest (a "Purchasing Member") must so notify all the other Members in writing within twenty (20) calendar days after delivery of the notice. Unless they agree otherwise, if there is more than one Purchasing Member, each Purchasing Member may purchase the same proportion of the Bankrupt Member's interest as the Member Interest of that Purchasing Member bears to the total Member
Interest of all the Purchasing Members. If no remaining Member wishes to purchase the Bankrupt Member's interest, or the Purchasing Members do not actually purchase the Bankrupt Member's interest within the time set forth in this Section D, then all rights to purchase the Bankrupt Member's interest pursuant to this Section shall terminate.

     In the event that a non-Member third party purchases the Bankrupt Member's Membership Interest, the third party shall comply with the terms and conditions of this Agreement and shall only have the right to share in the profits and losses of the Company unless otherwise determined by the remaining non-Bankrupt Members pursuant to Section A of Article V.

                  ARTICLE XII.   TRUST MEMBERS

Section A.     TRUSTEE LIABILITY

     When any trustee becomes a Member of this Company, he shall be a Member not individually but solely as a trustee, in the exercise and under the power and authority conferred upon and vested in such trustee. Nothing contained in this Operating Agreement shall be construed as creating any liability on any such trustee personally to pay any amounts required to be paid hereunder, or to perform any covenant, either express or implied, contained herein; all such liability, if any, is hereby expressly waived by the other Members of this Company. Any liability of any Member which is a trust (whether to the Company or to any third person) shall be a liability to the full extent of the trust estate and shall not be a personal liability of any Trustee, grantor or beneficiary of any trust.

Section B.     STATUS OF SUCCESSOR TRUSTEES AS MEMBERS

     Any successor trustee or co-trustee of any trust which is a Member shall be entitled to exercise the same rights and privileges and be subject to the same duties and obligations as the predecessor trustee. As used in this Article XII, the term "trustee" shall include any and all such successor trustees.

                 ARTICLE XIII.  INDEMNIFICATION

Section A.     INDEMNITY

     This Company does hereby indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a Manager, Member, employee or agent of this Company, or is or was serving at the request of this Company as manager, director, officer, employee or agent of another limited liability company or corporation, against expenses, subject to the provisions of Section D of this Article XIII, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this Company, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of this Company, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section B.     INDEMNITY FOR ACTIONS BY OR IN THE RIGHT OF THE
               COMPANY

     This Company does hereby indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of this Company to procure a judgment in its favor by reason of the fact that he is or was a Member, Manager, employee or agent of this Company, or is or was serving at the request of this Company as a Member, Manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, subject to the provisions of Section D of this Article XIII, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the actions or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this Company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to this Company or for amounts paid in settlement to this Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section C.     INDEMNITY IF SUCCESSFUL

     To the extent that a Member, Manager, employee or agent of this Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in

Sections XIII.A and XIII.B of this Agreement, or in defense of any claim, issue or matter therein, this Company does hereby indemnify such person or entity against expenses, subject to the provisions of Section XIII.D. of this Agreement, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section D.     EXPENSES

     Any indemnification under Sections XIII.A and XIII.B of this Agreement, unless ordered by a court or advanced pursuant to Section E of this Article XIII, must be made by this Company only as authorized in the specific case upon a determination that indemnification of the Member, Manager, employee or agent is proper in the circumstances. The determination must be made:

     1. By a Majority vote of the Board of Managers who were not parties to the act, suit or proceeding; or

     2. If a Majority vote of the Board of Managers who were not parties to the act, suit or proceeding cannot be obtained, by a vote of the Members whereby Members who hold more than fifty percent (50%) of the outstanding Membership Interests and who were not parties to the act, suit or proceeding, vote to approve indemnification; or.

     3. If neither a Majority vote of the Board of Managers nor a vote of the Members holding more than fifty percent (50%) of the outstanding Membership Interests who were not parties to the act, suit or proceeding can be obtained, by independent legal counsel in a written opinion.

Section E.     ADVANCE PAYMENT OF EXPENSES

     The expenses of Members and Managers incurred in defending a civil or criminal action, suit or proceeding shall be paid by this Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Member or Manager to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by this Company. The provisions of this subsection do not affect any rights to advancement of expenses to which personnel other than Members or Managers may be entitled under any contract or otherwise by law.

Section F.     OTHER ARRANGEMENTS NOT EXCLUDED

     The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article XIII:

     1. Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Organization or any agreement, vote of Members or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section B of this Article XIII, or for the advancement of expenses made pursuant to Section E of this
Article XIII, may not be made to or on behalf of any Member or Manager if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     2. Continues for a person who has ceased to be a Member, Manager, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

             ARTICLE XIV.   MISCELLANEOUS PROVISIONS

Section A.     COMPLETE AGREEMENT

     The Master Agreement, the Articles of Organization and this Operating Agreement, constitute the complete and exclusive statement of the agreement among the Members with respect to the subject matter contained therein. The Master Agreement, the Articles of Organization and this Operating Agreement replace and supersede all prior agreements by and among the Members or any of them. The Master Agreement, the Articles of Organization and this Operating Agreement supersede all prior written and oral statements and no representation, statement, or condition or warranty not contained in the Master Agreement, the Articles of Organization and this Operating Agreement will be binding on the Members or be of any force and effect whatsoever. To the extent that the terms of the Articles of Organization and the Operating Agreement differ from the terms of the Master Agreement, the terms of the Master Agreement shall control.

Section B.     AMENDMENTS

     This Operating Agreement may be amended by the Members but only at a special or annual meeting of the Members, not by written consent, and only if the notice of the intention to amend the Operating Agreement was contained in the notice of the meeting, or such notice of a meeting is waived by all Members.

Section C.     APPLICABLE LAW

     This Operating Agreement, and its application, shall be governed exclusively by its terms and by the laws of the State of Nevada.

Section D.     HEADINGS

     The headings in this Operating Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Operating Agreement or any provisions contained herein.

Section E.     SEVERABILITY

     If any provision of this Operating Agreement or the application thereof to any person or circumstance shall be deemed invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and the application thereof shall not be affected, unless the essence of the Agreement is thereby destroyed, and shall be enforceable to the fullest extent permitted by law, unless the essence of the Agreement is thereby destroyed.

Section F.     EXPENSES

     If any litigation or other proceeding is commenced in connection with or related to this Agreement, the prevailing party shall be entitled to recover from the losing party all of the incidental costs and reasonable attorneys' fees, whether or not a final judgment is rendered.

Section G.     HEIRS, SUCCESSORS AND ASSIGNS

     Each and all of the covenants, terms, provisions and agreements contained in this Operating Agreement shall be binding upon and inure to the benefit of the existing Members, all new and substituted Members, and their respective assignees (whether permitted by this Agreement or not), heirs, legal representatives, successors and assigns.

Section H.     EXECUTION

     This Agreement may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Operating Agreement was adopted by a unanimous vote of all the Members of this Company at the organizational meeting thereof held on ____________________, 1997.

                          MEMBERS:

                          Gridiron Marketing, LLC,
                               a California limited liability company


                          By:  Edward W. Muransky
                          Its: President of DeMur, Inc.,
                               an Ohio corporation

                          Authentic Products, Inc.,
                               a Nevada corporation


                          By:  Paul S. Endy, Jr.
                          Its: Chief Executive Officer and
                               Chairman of the Board

                           SCHEDULE A


                               INITIAL CAPITAL
         MEMBER                  CONTRIBUTION       MEMBER INTEREST

Authentic Products, Inc.         $100,000.00             50.00%

Gridiron Marketing, LLC          $100,000.00             50.00%